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                                                                    EXHIBIT 99.1

                                    AGREEMENT

                                       AND

                                 PLAN OF MERGER

                                      AMONG

                             XBOX TECHNOLOGIES, INC.

                             YOU ACQUISITION, INC.,

                                       AND

                                YOUPOWERED, INC.


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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is made and entered into as of July 5, 2001, by and among XBOX Technologies, Inc., a Delaware corporation ("PARENT"), You Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and YOUpowered, Inc., a Delaware corporation (the "COMPANY").

         WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the "MERGER") and have declared the Merger's advisability, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law ("DGCL"), whereby, among other things, at the Effective Time, the Company Capital Stock shall be converted into the right to receive the Total Merger Consideration; and

         WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and subject to the conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

         1.1 DEFINED TERMS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                  "ACTUAL REVENUE" means the unaudited consolidated revenue of Parent for the twelve-month period ended November 30, 2001, prepared in accordance with U.S. GAAP consistently applied and on a basis consistent with past practice and with the assistance of Parent's independent accountants (without the necessity of any audit by such accountants); PROVIDED, HOWEVER, (i) in the event that Parent or any of its subsidiaries acquires an existing business, whether by merger (regardless of which entity survives the merger), consolidation, acquisition of assets or acquisition of securities, the revenue of such acquired entity for all periods preceding the date of acquisition shall be excluded from Actual Revenue, regardless of the accounting treatment required by GAAP, and the revenue of such acquired entity for all periods from and after the date of acquisition shall be included in Actual Revenue, (ii) in the event that Parent or any of its subsidiaries divests any portion of their business, whether by sale, shutting down of operations or any other method, the revenue from such divested entity for all periods preceding the date of divestiture shall be included in Actual Revenue, regardless of the accounting treatment required by GAAP, and the revenue from such divested entity for all periods from


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and after the date of divestiture shall be excluded from Actual Revenue, regardless of the accounting treatment required by GAAP, (iii) Actual Revenue shall not include any non-recurring extraordinary gains or other non-recurring income (including, without limitation, any settlement of trademark disputes) unless the same is permitted to be recorded in revenue under GAAP, which such principles may not be inconsistent with those that have been consistently applied by Parent in its past practices, (iv) in the event that Actual Revenue is increased by any transaction entered into other than on an arm's length basis, Actual Revenue shall be reduced to take into account the amount, if any, by which the revenues generated by such transaction were more than the revenues that would be generated by a comparable transaction conducted at arm's length and (v) if Actual Revenue is reduced or increased as a result of any change in accounting policies of Parent or its subsidiaries, Actual Revenue shall be increased or decreased, respectively, by the amount of such reduction or increase. For purposes of illustrating the principles of clause (i), if Parent merges with Company A pursuant to an arm-length's transaction on November 1, 2001, Actual Revenue will consist of (X) the revenue of Parent, prior to giving any effect to the merger, from December 1, 2000 to October 31, 2001 and (Y) the combined revenue of Parent and Company A from November 1, 2001 to November 30, 2001.

                  "ADJUSTED VALUATION" means (x) $20,000,000 multiplied by (y)
(A) Actual Revenue divided by (B) $5,500,000.

                  "ADJUSTED CASH VALUE PERCENTAGE" means (x) Net Cash divided by
(y) Adjusted Valuation.

                  "AFFILIATE" shall mean with respect to any Person, any Person directly or indirectly through one or more intermediaries controlling, controlled by or under direct or indirect common control with such other Person, through the ownership of all or part of any Person. For purposes of this definition, the term "control" (including the terms "controlling" and "controlled by") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "APPLICABLE LAWS" shall mean all federal, state, local and foreign statutes, laws, ordinances, regulations, codes, rules, permits, orders, judgments, decrees, injunctions and writs of any Governmental Entity having jurisdiction over the parties, as are in effect on or prior to the Closing.

                  "CASH VALUE PERCENTAGE" means (x) Net Cash divided by (y) $20,000,000.

                  "CERTIFICATE OF DESIGNATION" means the Certificate of Rights and Preferences of the Series B Convertible Preferred Stock of Parent, attached hereto as EXHIBIT 1.1(A).

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  "COMPANY CAPITAL STOCK" means Company Common Stock, Company Series A Preferred Stock and Company Series B Preferred Stock.

                  "COMPANY COMMON STOCK" means Common Stock, par value $0.01 per share, of the Company.

                  "COMPANY OPTIONS" means options, warrants or other rights to acquire Company Common Stock.



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                  "COMPANY PREFERRED STOCK" means preferred stock, par value
$0.001 per share, of the Company.

                  "COMPANY SERIES A PREFERRED STOCK" means Series A Preferred Stock, par value $0.001 per share, of the Company.

                  "COMPANY SERIES B PREFERRED STOCK" means 8% Series B Preferred Stock, par value $0.001 per share, of the Company.

                  "CONTINGENT MERGER CONSIDERATION" means the number of shares of Parent Common Stock, if any, issuable to holders of Company Capital Stock determined in accordance with EXHIBIT 3.1(A).

                  "ENCUMBRANCE" shall mean any lien, encumbrance, security interest, charge, mortgage, option, pledge or restriction on transfer of any nature whatsoever.

                  "EXCLUDED LEASES" shall mean the following, (i) Agreement of Lease between the Company and TOV LLC dated as of April 21, 1998 for the premises located at 90 William St., Suite 202, New York, NY 10038, (ii) Agreement of Lease between the Company and TOV LLC dated as of December 1997, for the premises located at 90 William St., Suites 203, 204 and 305, New York, NY 10038 and (iii) Agreement of Lease between the Company and TOV LLC dated as of April, 2001 for the premises located at 90 William St., Suite 701, New York, NY 10038.

                  "EXCLUDED SHARES" shall mean Company Capital Stock held by Dissenting Stockholders for which appraisal rights have been validly asserted under Section 262 of the DGCL.

                  "FIRST CONTINGENCY FUND AMOUNT" means an amount equal to $321,967 less any amounts that are paid prior to the First Contingency Fund Payment Date to satisfy any of the liabilities set forth on SCHEDULE 1.1(A).

                  "FIRST CONTINGENCY FUND MERGER CONSIDERATION" means (i) the number of shares of Parent Common Stock, if any, equal to (A) the First Contingency Fund Amount divided by (B) $.1797, as such number is proportionately adjusted for stock splits, reverse stock splits or other recapitalizations affecting the Parent Common Stock following the Effective Date and before the First Contingency Fund Payment Date and (ii) the number of shares of Parent Preferred Stock, if any, equal to (A) the First Contingency Fund Amount divided by (B) $.8985, as such number is proportionately adjusted for stock splits, reverse stock splits or other recapitalizations affecting the Parent Preferred Stock following the Effective Date and before the First Contingency Fund Payment Date

                  "FIRST CONTINGENCY FUND PAYMENT DATE" means the date that is three months after the Effective Date.

                  "FULLY DILUTED COMPANY COMMON STOCK" means issued and outstanding shares of Company Common Stock and the shares of Company Common Stock issuable upon exercise of vested Company Options if such Options were exercised immediately prior to the Effective Time, but excludes any shares of


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Company Common Stock issuable (i) upon conversion of Company Series A Preferred
Stock or Company Series B Preferred Stock and (ii) upon exercise of vested Company Options held by employees of the Company which such Company Options are cancelled at or prior to the Effective Time in connection with such employee's employment by Parent.

                  "GAAP" shall mean United States generally accepted accounting principles, as in effect on the date or for the period with respect to which such principles are applied, consistently applied.

                  "GOVERNMENTAL ENTITY" shall mean any government, executive official thereof, governmental or regulatory authority, agency, department, bureau or commission, including courts of competent jurisdiction, domestic or foreign.

                  "GROSS-UP PERCENTAGE" means (x) Adjusted Cash Value Percentage multiplied by (y) (A) Issued Shares Percentage divided by (B) Cash Value Percentage.

                  "INITIAL MERGER CONSIDERATION" means the number of Units that is equal to two (2) times the Net Cash divided by $1.797.

                  "ISSUED SHARES PERCENTAGE" means (x) Total Shares Issued at Closing divided by (y) Outstanding Shares at Closing.

                  "KNOWLEDGE" when applied to Parent or the Company, shall mean
(a) the actual knowledge of any officer of Parent or the Company, respectively,
(b) knowledge as would have or should have come to the attention of such persons in the course of due inquiry and preparation and negotiation of this Agreement and the related Disclosure Schedule and exhibits, or (c) knowledge as would have or should have come to the attention of such persons in the course of discharging such individual's duties as an officer of the Company in a reasonable and prudent manner consistent with sound business practice.

                  "MATERIAL ADVERSE EFFECT" shall mean, with respect to any Person, an individual or cumulative adverse change in or effect on the business, operations, properties, working capital condition (financial or otherwise), assets or liabilities of such Person that is or would reasonably be expected to be materially adverse to such Person or the business, operations, properties, working capital condition (financial or otherwise), assets or liabilities of such Person or would prevent such Person from consummating the transactions contemplated hereby, other than a change or effect that (i) results from economic factors generally affecting the economy as a whole, or (ii) with respect to the Company, is actually known by Richard Cascio, John van Leeuwen, and Frank Luttikhuizen on the date hereof.

                  "NET CASH" shall mean $1,923,673 less the amounts shown on the invoices to be delivered at Closing to Parent pursuant to Section 7.1(g)(viii). Attached hereto as Schedule 1.1(b) are the components that comprise the $1,923,673 that is used to calculate Net Cash.

                  "OPTION EXERCISE PROCEEDS" means the cash proceeds paid to Parent upon exercise of Company Options after the Effective Time and prior to the Option Expiration Date.


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                  "OPTION EXPIRATION DATE" means the date that is 12 months
after the Effective Date.

                  "OUTSTANDING SHARES AT CLOSING" means (x) Total Shares Issued at Closing plus (y) 194,562,755.

                  "OUTSTANDING SHARES AT EARNOUT" means (x) 194,562,755 divided by (y) (A) one minus (B) Gross-up Percentage.

                  "PARENT COMMON STOCK" means common stock, par value $.10 per share, of Parent.

                  "PARENT PREFERRED STOCK" means Series B Convertible Preferred Stock, par value $.10 per share, of Parent, each share of which is convertible into five (5) shares of Parent Common Stock and has the attributes set forth in the Certificate of Designation.

                  "PERMITTED LIENS" means (i) liens securing specified liabilities or obligations shown on the Latest Balance Sheet with respect to which no breach, violation or default exists; (ii) mechanics', carriers', workers' and other similar liens arising in the ordinary course of business;
(iii) minor imperfections of title which do not impair the existing use of such real property assets or fixtures; and (iv) liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings.

                  "PERSON" shall mean an individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, Governmental Entity or any other entity.

                  "REVENUE DETERMINATION DATE" means the date on which Parent's accountants deliver to Parent a report setting forth the Actual Revenue.

                  "SECOND CONTINGENCY FUND AMOUNT" means an amount equal to one hundred fifty thousand dollars ($150,000) less any amounts that are paid on or prior to the Second Contingency Fund Payment Date to cover losses, claims, damages, costs and expenses incurred by the Surviving Corporation or Parent (including without limitation payments made by the Surviving Corporation or Parent as consideration for shares of Company Capital Stock held by Dissenting Stockholders) in connection with the exercise of dissenters' rights by Dissenting Stockholders.

                  "SECOND CONTINGENCY FUND MERGER CONSIDERATION" means(i) the number of shares of Parent Common Stock, if any, equal to (A) the Second Contingency Fund Amount divided by (B) $.1797, as such number is proportionately adjusted for stock splits, reverse stock splits or other recapitalizations affecting the Parent Common Stock following the Effective Date and before the Second Contingency Fund Payment Date and (ii) the number of shares of Parent Preferred Stock, if any, equal to (A) the Second Contingency Fund Amount divided by (B) $.8985, as such number is proportionately adjusted for stock splits, reverse stock splits or other recapitalizations affecting the Parent Preferred Stock following the Effective Date and before the Second Contingency Fund Payment Date.



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                  "SECOND CONTINGENCY FUND PAYMENT DATE" means the date on which all claims of Dissenting Stockholders relating to the assertion of dissenters' rights have been fully satisfied, either through a final settlement with the Surviving Corporation, the payment of the fair value of shares of Company
Capital Stock held by the Dissenting Stockholders pursuant to Section 262 of the DGCL or otherwise or, if no Company Stockholder asserts dissenters' rights, the day following the last day on which a Company Stockholder is entitled to assert such rights under Applicable Laws.

                  "STOCKHOLDER APPROVAL" shall mean the approval of the Merger by the holders of (i) the majority of outstanding shares of Company Series A Preferred Stock, voting as a separate class, (ii) the majority of outstanding shares of Company Series B Preferred Stock, voting as a separate class and (iii) the majority of the aggregate outstanding shares of Company Common Stock voting as a separate class, such approval obtained in accordance with the Company's governing documents and the DGCL.

                  "TERMINATION DATE" means July 13, 2001.

                  "TOTAL MERGER CONSIDERATION" means the Initial Merger Consideration, the Contingent Merger Consideration, the First Contingency Fund Merger Consideration, the Second Contingency Fund Merger Consideration and the Total Earnout Consideration.

                  "TOTAL EARNOUT CONSIDERATION" means the number of Units equal to (x) Total Earnout Shares divided by (y) ten (10), rounded to the nearest whole number.

                  "TOTAL EARNOUT SHARES" means a number of shares of Parent Common Stock equal to (x) Total Shares Issued at Closing and Earnout minus (y) Total Shares Issued at Closing, rounded to the nearest whole number (for purposes of clarity, if Actual Revenue is greater than or equal to $5,500,000, Total Earnout Shares shall be 0).

                  "TOTAL SHARES ISSUED AT CLOSING" means (i) (x) the number of Units included in the Initial Merger Consideration multiplied by (y) ten (10),
(ii) the number of shares of Parent Common Stock included in the First Contingency Fund Merger Consideration and the Second Contingency Fund Merger Consideration and (iii) the number of shares of Parent Common Stock into which shares of Parent Preferred Stock that are included in the First Contingency Fund Merger Consideration and the Second Contingency Fund Merger Consideration may be converted on the date such shares of Parent Preferred Stock are issued.

                  "TOTAL SHARES ISSUED AT CLOSING AND EARNOUT" means (x) Outstanding Shares at Earnout multiplied by (y) Gross-up Percentage.

                  "UNIT" means a unit consisting of (i) five (5) fully paid and non-assessable shares of Parent Common Stock and (ii) one (1) fully paid and non-assessable share of Parent Preferred Stock; PROVIDED, HOWEVER, that for purposes of Total Earnout Consideration, a Unit shall consist of (i) five (5) fully paid and non-assessable shares of Parent Common Stock and (ii) one (1) fully paid and non-assessable share of Parent Preferred Stock, as both such numbers shall be proportionately adjusted to account for stock splits, reverse stock splits, stock dividend or other similar recapitalization effecting the applicable class of capital stock that occurs between the Effective Date and the date the Total Earnout Consideration is paid.


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         1.2 OTHER DEFINED TERMS. The following terms shall have the meanings set forth in the Sections referred to below:

 DEFINED TERM                                                   SECTION
 ------------                                                   -------

 "Acquisition Proposal"                                         6.5
 "Agreement"                                                    Recitals; 9.10
 "Annual Financial Statements"                                  4.6
 "Certificate of Merger"                                        2.3
 "Closing"                                                      2.3
 "Common Stock"                                                 4.2
 "Company"                                                      Recitals
 "Company Certificate"                                          3.2(a)
 "Company Intellectual Property"                                4.12(a)
 "Company Registered Intellectual Property"                     4.12(b)
 "Compensation Plans"                                           4.16(d)
 "Consent"                                                      4.5
 "Constituent Corporations"                                     2.1
 "DGCL"                                                         Recitals
 "Disclosure Schedule"                                          Article 4
 "Disclose"                                                     6.2
 "Dissenting Stockholders"                                      3.4(a)
 "Earnout Payment Date"                                         6.18
 "Effective Date"                                               2.3
 "Effective Time"                                               2.3
 "Environmental and Occupational Safety and Health Law"         4.25(e)
 "Environmental Claim"                                          4.25(b)
 "Environmentally Regulated Materials"                          4.25(e)
 "ERISA"                                                        4.16(a)
 "Exchange Agent"                                               3.2(a)
 "Fringe Benefits"                                              4.16(c)
 "Information"                                                  6.2
 "Intellectual Property"                                        4.12(a)
 "Intellectual Property Rights"                                 4.12(a)
 "IRS"                                                          4.16(a)
 "KMI"                                                          6.2
 "LOI"                                                          9.1
 "Latest Balance Sheet"                                         4.6
 "Latest Financial Statements"                                  4.6
 "Liabilities"                                                  4.7
 "Merger"                                                       Recitals
 "Merger Sub"                                                   Recitals
 "PTO"                                                          4.12(b)
 "Parent"                                                       Recitals
 "Plans"                                                        4.16(a)
 "Properties"                                                   4.25
 "Purchaser Documents"                                          5.2
 "Real Property Assets"                                         4.9


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"Registered Intellectual Property Rights"                       4.12(a)
 "Securities Act"                                               4.18(a)
 "Series A Preferred Stock"                                     4.2
 "Series B Preferred Stock"                                     4.2
 "Surviving Corporation"                                        2.1
 "Tax Returns"                                                  4.14
 "Taxes"                                                        4.14
 "TECH"                                                         6.19
 "Undesignated Stock"                                           4.2

                                   ARTICLE 2.
                                   THE MERGER

         2.1 THE MERGER. At the Effective Time, subject to the terms and conditions of this Agreement and the Certificate of Merger, the Merger Sub shall be merged with and into the Company, the separate existence of the Merger Sub shall cease, and the Company shall thereafter be the surviving corporation (the "SURVIVING CORPORATION") in the Merger and shall continue its corporate existence under the laws of the State of Delaware as a wholly-owned subsidiary of Parent. Merger Sub and the Company are sometimes referred to herein as the "CONSTITUENT CORPORATIONS."

         2.2 EFFECT OF THE MERGER. The effect of the Merger shall be as set forth in this Agreement and in the applicable provisions of the DGCL.

         2.3 CLOSING. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article 7 (other than the condition set forth in Sections 7.1(g) and 7.2(h) which may be satisfied at Closing), but not more than two business days thereafter and subject to Article 8, a closing (the "CLOSING") will be held. The Closing will be held at the offices of Oppenheimer Wolff & Donnelly LLP, Plaza VII, Suite 3300, 45 South Seventh Street, Minneapolis, Minnesota 55402 or such other place the parties may agree, at which time the documents and instruments necessary or appropriate to effect the transactions contemplated by this Agreement will be exchanged by the parties. On the date of the Closing, the Company and Merger Sub will cause a certificate of merger in the form attached as EXHIBIT 2.3(A) hereto (the "CERTIFICATE OF MERGER"), to be executed, delivered and filed with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL. The Merger shall become effective upon filing of the Certificate of Merger with the Secretary of State of the State of Delaware or, if agreed to by Parent and the Company, at such later date or time set forth in the Certificate of Merger. The time of effectiveness of the Merger is referred to herein as the "EFFECTIVE TIME" and the day on which the Effective Time occurs is referred to herein as the "EFFECTIVE DATE." The Closing will be effective as of the Effective Time.

         2.4 CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION. At the Effective Time the certificate of incorporation of the Surviving Corporation shall be as set forth in Exhibit 2.4 hereto until thereafter amended in accordance with the provisions of such certificate and Applicable Laws.



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         2.5 BYLAWS OF THE SURVIVING CORPORATION. At the Effective Time the
bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become and constitute the bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions of such bylaws and Applicable Laws.

         2.6 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. At the Effective Time the directors and officers of Merger Sub immediately prior to the Effective Time will become and constitute the directors and officers, respectively, of the Surviving Corporation until their respective successors will be duly elected and qualified.

                                   ARTICLE 3.
                            CONVERSION OF SECURITIES

         3.1 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the holders of Company Capital Stock, pursuant to the Certificate of Merger and the DGCL and subject to the provisions of this Agreement, each of the following will occur:

                  (a) Each outstanding share of Company Common Stock, other than shares held by Dissenting Stockholders, shall be canceled and extinguished, and shall be converted into and become a right to receive:

                           (i) the quotient of (A) ten percent (10%) of the Initial Merger Consideration divided by (B) the total number of shares of Fully-Diluted Company Common Stock outstanding at the Effective Time;

                           (ii) the quotient of (A) ten percent (10%) of the Contingent Merger Consideration divided by (B) the total number of shares of Fully-Diluted Company Common Stock outstanding at the Effective Time;

                           (iii) on the First Contingency Fund Payment Date, the quotient of (A) ten percent (10%) of the First Contingency Fund Merger Consideration divided by (B) the total number of shares of Fully-Diluted Company Common Stock outstanding at the Effective Time;

                           (iv) on the Second Contingency Fund Payment Date, the quotient of (A) ten percent (10%) of the Second Contingency Fund Merger Consideration divided by (B) the total number of shares of Fully-Diluted Company Common Stock outstanding at the Effective Time;

                           (v) on the Earnout Payment Date, the quotient of (A) ten percent (10%) of the Total Earnout Consideration, if any, divided by (B) the total number of shares of Fully-Diluted Company Common Stock outstanding at the Effective Time;

                           (vi) on the Option Expiration Date, the cash amount, if any, equal to the quotient of (A) ten percent (10%) of the Option Exercise Proceeds divided by (B)



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                           the total number of shares of Company Common Stock
                           outstanding at the Effective Time; and

                           (vii) on the Option Expiration Date, the quotient of
                           (A) the number of Units and shares of Parent Common Stock and Parent Preferred Stock which became exchangeable for Company Options at the Effective Time or on the First Contingency Fund Payment Date, the Second Contingency Fund Payment Date or on the Earnout Payment Date which were not issued to the holders of Company Options upon the exercise thereof prior to the Option Expiration Date divided by (B) the total number of shares of Company Common Stock outstanding at the Effective Time.

                  (b) Each outstanding share of Company Series A Preferred Stock, other than shares held by Dissenting Stockholders, shall be canceled and extinguished, and shall be converted into and become a right to receive:

                           (i) the quotient of (A) twenty percent (20%) of the Initial Merger Consideration divided by (B) the total number of shares of Company Series A Preferred Stock outstanding at the Effective Time;

                           (ii) the quotient of (A) twenty percent (20%) of the Contingent Merger Consideration divided by (B) the total number of shares of Company Series A Preferred Stock outstanding at the Effective Time;

                           (iii) on the First Contingency Fund Payment Date, the quotient of (A) twenty percent (20%) of the First Contingency Fund Merger Consideration divided by (B) the total number of shares of Company Series A Preferred Stock outstanding at the Effective Time;

                           (iv) on the Second Contingency Fund Payment Date, the quotient of (A) twenty percent (20%) of the Second Contingency Fund Merger Consideration divided by (B) the total number of shares of Company Series A Preferred Stock outstanding at the Effective Time;

                           (v) on the Earnout Payment Date, the quotient of (A) twenty percent (20%) of the Total Earnout Consideration, if any, divided by (B) the total number of shares of Company Series A Preferred Stock outstanding at the Effective Time; and

                           (vi) on the Option Expiration Date, the cash amount, if any, equal to the quotient of (A) twenty percent (20%) of the Option Exercise Proceeds divided by (B) the total number of shares of Company Series A Preferred Stock outstanding at the Effective Time.

                  (c) Each outstanding share of Company Series B Preferred Stock, other than shares held by Dissenting Stockholders, shall be canceled and extinguished, and shall be converted into and become a right to receive:


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                           (i) the quotient of (A) seventy percent (70%) of the
                           Initial Merger Consideration divided by (B) the total number of shares of Company Series B Preferred Stock outstanding at the Effective Time;

                           (ii) the quotient of (A) seventy percent (70%) of the Contingent Merger Consideration divided by (B) the total number of shares of Company Series B Preferred Stock outstanding at the Effective Time;

                           (iii) on the First Contingency Fund Payment Date, the quotient of (A) seventy percent (70%) of the First Contingency Fund Merger Consideration divided by (B) the total number of shares of Company Series B Preferred Stock outstanding at the Effective Time;

                           (iv) on the Second Contingency Fund Payment Date, the quotient of (A) seventy percent (70%) of the Second Contingency Fund Merger Consideration divided by (B) the total number of shares of Company Series B Preferred Stock outstanding at the Effective Time;

                           (v) on the Earnout Payment Date, the quotient of (A) seventy percent (70%) of the Total Earnout Consideration, if any, divided by (B) the total number of shares of Company Series B Preferred Stock outstanding at the Effective Time; and

                           (vi) on the Option Expiration Date, the cash amount, if any, equal to the quotient of (A) seventy percent (70%) of the Option Exercise Proceeds divided by (B) the total number of shares of Company Series B Preferred Stock outstanding at the Effective Time.

                  (d) Treatment of Company Options.

                           (i) Each Company Option outstanding and vested (whether in whole or in part) at the Effective Time shall be assumed by Parent and each Company Option outstanding for which no portion is vested as of the Effective Date shall be cancelled and thereafter be null and void. Each Company Option so assumed by Parent pursuant to this Section 3.1(d) shall continue to be subject to the applicable option agreements except that (i) each such Company Option will be exercisable for that whole number of Units equal to the quotient of (A) the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time divided by (B) the total number of shares of Fully-Diluted Company Common Stock outstanding at the Effective Time and multiplying such quotient by ten percent (10%) of the Initial Merger Consideration, and (ii) the per unit exercise price for the Units issuable upon exercise of such assumed Company Option shall be equal to the quotient obtained by dividing
                           (A) the product of the number of shares of Company Common Stock which were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the weighted average exercise price of the vested portion of such Company Option by (B) the number of Units for which such Company Option will become exercisable pursuant to clause (i) of this Section 3.1(d). Notwithstanding the foregoing, no Company Option shall be assumed by Parent until the holder thereof agrees to be bound by the provisions of Exhibit 6.13.

                           (ii) On the First Contingency Fund Payment Date each Company Option outstanding on such date shall be automatically amended to provide that such Company Option shall be exercisable for the Units and shares of Parent capital stock as described in (i) above and
                           (iii) and (iv) below (less any Units or shares of Parent capital stock issued upon exercise thereof after the Effective Date) plus the number of shares of Parent Common Stock and Parent Preferred Stock equal to the product of (A) the quotient of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time divided by the total number of shares of Fully Diluted Company Common Stock outstanding at the Effective Time multiplied by (B) ten percent (10%) of the shares of Parent Common Stock and Parent Preferred Stock that comprise the First Contingency Fund Merger Consideration, and no adjustment shall be made to the exercise price thereof. If a Company Option has been exercised in full prior to the First Contingency Fund Payment Date, then, in lieu of any adjustment to such option, the holder of such option upon final exercise thereof shall receive, for no additional consideration, the number of additional shares of Parent Common Stock and Parent Preferred Stock that would have been made subject to such Company Option in accordance with the terms of this Section 3.3(d)(ii) had such option not been exercised in full prior to the First Contingency Fund Payment Date.

                           (iii) On the Second Contingency Fund Payment Date each Company Option on such date shall be automatically amended to provide that such Company Option shall be exercisable for the Units and shares of Parent capital stock as described in (i) and (ii) above and (iv) below (less any Units or shares of Parent capital stock issued upon exercise thereof after the Effective Date) plus the number of shares Parent Common Stock and Parent Preferred Stock equal to the product of (A) the quotient of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time divided by the total number of shares of Fully Diluted Company Common Stock outstanding at the Effective Time multiplied by
                           (B) ten percent (10%) of the shares of Parent Common Stock and Parent Preferred Stock that comprise the Second Contingency Fund Merger Consideration, and no adjustment shall be made to the exercise price thereof. If a Company Option has been exercised in full prior to the Second Contingency Fund Payment

                           Date, then, in lieu of any adjustment to such option, the holder of such option upon final exercise thereof shall receive, for no additional consideration, the number of additional shares of Parent Common Stock and Parent Preferred Stock that would have been made subject to such Company Option in accordance with the terms of this Section 3.3(d)(iii) had such option not been exercised in full prior to the Second Contingency Fund Consideration Date.

                           (iv) On the Earnout Payment Date each Company Option on such date shall be automatically amended to provide that such Company Option shall be exercisable for the Units and shares of Parent capital stock as described in (i), (ii) and (iii) above (less any Units or shares of Parent capital stock issued upon exercise thereof after the Effective Date) plus the number of shares Units equal to the product of (A) the quotient of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time divided by the total number of shares of Fully Diluted Company Common Stock outstanding at the Effective Time multiplied by (B) ten percent (10%) of the Units that comprise the Total Earnout Consideration, and no adjustment shall be made to the exercise price thereof. If a Company Option has been exercised in full prior to the Earnout Payment Date, then, in lieu of any adjustment to such option, the holder of such option upon final exercise thereof shall receive, for no additional consideration, the number of additional Units that would have been made subject to such Company Option in accordance with the terms of this Section 3.3(d)(iv) had such option not been exercised in full prior to the Earnout Payment Date.

                           (v) On the Option Expiration Date, (i) Parent shall distribute to the holders of shares of Company Common Stock at the Effective Time, on a pro-rata basis based on holdings of Company Common Stock at such time, the Units that became subject to Company Options at the Effective Time which were not issued to the holders of Company Options upon exercise thereof prior to the Option Expiration Date, (ii) Parent shall distribute the Option Exercise Proceeds to holders of shares of Company Capital Stock at the Effective Time in such amounts per share as described in Sections 3.1(a), 3.1(b) and 3.1(c), (iii) Parent shall distribute to the holders of shares of Company Common Stock at the Effective Time, on a pro-rata basis based on holdings of Company Common Stock at such time, shares of Parent Common Stock and Parent Preferred Stock which became subject to the Company Options on the First Contingency Fund Payment Date or Second Contingency Fund Payment Date which were not issued to the holders of Company Options upon the exercise thereof prior to the Option Expiration Date and (iv) all Company Options shall automatically expire as of 12:01 a.m. on such date and thereafter be null and void.

                  (e) Each share of Company Capital Stock held in the treasury of the Company immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

                  (f) Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation.

                  (g) (A) the holders of Company Certificates will cease to have any rights as stockholders of Company, except such rights, if any, as they may have pursuant to the DGCL; and (B) except as provided in the preceding clause (A), until certificates are surrendered in exchange for Parent Common Stock and Parent Preferred Stock, each such certificate will, after the Effective Time, represent for all purposes only the right to receive (a) the number of whole shares of Parent Common Stock and Parent Preferred Stock into which their Company Capital Stock will have been converted by the Merger as provided in this Article 3.

                  (h) In determining the number of Units and shares Parent Common Stock and Parent Preferred Stock to be issued to holders of shares of Company Capital Stock in connection with this Agreement, Parent shall be entitled to rely exclusively on the stock records of the Company attached hereto as Exhibit 3.1(h) to the Disclosure Schedule (which such exhibit may be amended at Closing).

        3.2 Exchange of Company Shares.

                  (a) Prior to the Effective Time, Parent shall designate Parent's stock transfer agent, a bank or a trust company to act as agent (the "EXCHANGE AGENT") for the holders of Company Capital Stock to receive the Total Merger Consideration. As soon as practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented one or more shares of Company Capital Stock (a "COMPANY CERTIFICATE"), other than Excluded Shares, a letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title to the Company Certificate(s) shall pass only upon delivery of the Company Certificate(s) to the Exchange Agent and that such holder, by executing the letter of transmittal, specifically agrees to be bound by the provisions of Section 6.13 hereof) and instructions for such holder's use in surrendering the Company Certificates in exchange for certificates representing shares of Parent Common Stock and Parent Preferred Stock.

                  (b) As soon as practicable after the Effective Time, the Exchange Agent shall distribute to holders of Company Capital Stock, upon surrender to the Exchange Agent of one or more Company Certificates for cancellation, together with a duly-executed letter of transmittal, certificates representing the number of whole shares of Parent Common Stock or Preferred Stock into which the shares represented by the Company Certificate(s) shall have been converted pursuant to this
                  Article 3 (such certificates shall contain a restrictive legend as described in Section 6.8 hereof) and the Company Certificate(s) so surrendered shall be canceled. In the event of a transfer of ownership of Company Capital Stock that is not registered in the transfer records of the Company, it shall be a condition to the issuance of shares of Parent Common Stock and Parent Preferred Stock that the Company

                  Certificate(s) so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that such transferee shall (i) pay to the Exchange Agent any transfer or other taxes required or (ii) establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (c) Holders of Company Capital Stock will be entitled to any dividends or other distributions pertaining to the Parent Common Stock or Parent Preferred Stock received in exchange therefor that become payable to persons who are holders of record of Parent Common Stock or Parent Preferred Stock as of a record date that follows the Effective Time, but such dividends or distributions shall be payable only after such holders have surrendered their Company Certificates and executed and delivered the letter of transmittal. Subject to the effect, if any, of Applicable Laws, the Exchange Agent shall receive, hold, and remit any such dividends or other distributions to each such record holder entitled thereto, without interest, at the time that such Company Certificates are surrendered to the Exchange Agent for exchange and the holder thereof has executed and delivered the letter of transmittal. Holders of Company Capital Stock (except to the extent such holders were also holders of record of Parent Common Stock or Parent Preferred Stock as of a record date that is prior to the Effective Time) will not be entitled, however, to dividends or other distributions that become payable before or after the Effective Time to persons who were holders of record of Parent Common Stock or Parent Preferred Stock as of a record date that is prior to the Effective Time.

                  (d) All shares of Parent Common Stock and Parent Preferred Stock issued upon the surrender for exchange of Company Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Capital Stock.

                  (e) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Company Capital Stock. If, after the Effective Time, certificates representing such shares are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article 3.

                  (f) No certificates or scrip representing fractional shares of Parent Common Stock or Parent Preferred Stock will be issued upon the surrender for exchange of Company Certificates or upon issuance of the First Contingency Fund Merger Consideration or the Second Contingency Fund Merger Consideration. Each holder of Company Capital Stock who otherwise would be entitled to receive a fractional share of Parent Common Stock or Parent Preferred Stock shall receive the number of shares of Parent Common Stock or Parent Preferred Stock as determined by reference to Section 3.1 rounded up to the next whole number.

                  (g) In the event any Company Certificates shall have been lost, stolen, or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof and the fulfillment of the other conditions set forth in this Article 3, such shares of Parent Common Stock and Parent Common Stock as may be required pursuant to this Article 3; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed Company Certificate to deliver a bond in such sum as Parent may direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to such Company Certificate alleged to have been lost, stolen, or destroyed.

                  (h) From and after the Effective Time, each outstanding certificate previously representing shares of common stock of Merger Sub shall be deemed for all purposes to evidence ownership of and to represent the number of shares of common stock of Surviving Corporation into which such shares of common stock of Merger Sub shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue to Parent a stock certificate or certificates representing such shares of Surviving Corporation Common Stock in exchange for the certificate or certificates that formerly represented shares of Merger Subsidiary Common Stock, which shall be canceled.

                  (i) After the Effective Time, no dividends, interest or other distributions shall be paid to the holder of any unsurrendered Company Capital Stock.

                  (j) On the First Contingency Fund Payment Date, the Second Contingency Fund Payment Date and the Earnout Payment Date, the Exchange Agent shall distribute the First Contingency Fund Merger Consideration, the Second Contingency Fund Merger Consideration and the Total Earnout Shares, respectively, in accordance with the terms of this Agreement; provided, however, that no such distributions will be made to a holder of Company Capital Stock until such holder has signed and returned a letter of transmittal.

         3.3 CAPITALIZATION CHANGES. If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock will have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares, stock dividend or similar action, the exchange ratios set forth herein will be appropriately adjusted.

         3.4 DISSENTERS' RIGHTS.

                  (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock that are held by any holder who has not voted in favor of the Merger (if entitled to vote) and has properly exercised and perfected appraisal rights in accordance with Section 262 of the DGCL ("DISSENTING STOCKHOLDERS") will not be converted into the right to receive any portion of the Total Merger Consideration as provided herein, but will become entitled to the right to receive such consideration as may be determined to be due to the holders of Excluded Shares pursuant to the DGCL; provided, however, that any holder of Excluded Shares who will have failed to perfect or who effectively will have withdrawn or lost such rights of appraisal under the DGCL will forfeit the right to appraisal of such shares, and such shares will no longer be Excluded Shares and, as of the Effective Time, will be deemed to have been converted into the right to receive Parent Common Stock and Parent Preferred Stock as provided in this Article 3.

                  (b) The Company will give Parent prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company and Parent will have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company will not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Notwithstanding anything to the contrary in this Section 3.4 if the transactions contemplated by this Agreement are terminated, rescinded or abandoned, then the right of any Dissenting Stockholder to be paid the fair value of such stockholders' shares of capital stock of the Company will cease. The Surviving Corporation will comply with all obligations of the DGCL with respect to Dissenting Stockholders.

                  (c) The holders of shares of capital stock of Parent shall not be entitled to appraisal rights with respect to such shares of capital stock of Parent.

                                   ARTICLE 4.
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

         The Company represents and warrants to Parent and Merger Sub as follows:

         4.1 ORGANIZATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to execute and deliver this Agreement and, as of the Closing the Certificate of Merger and to perform its obligations hereunder and thereunder. The Company has the corporate power and authority and all authorizations, licenses, permits and certifications necessary to own and operate its properties and to carry on its business as now conducted. The copies of the Company's certificate of incorporation and bylaws that have been furnished by the Company to Parent and Merger Sub prior to the date hereof reflect all amendments made thereto and are true, correct and complete as of the date hereof. The Company is duly licensed or qualified to do business as a foreign corporation in every jurisdiction in which the nature of its business or its ownership of property requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Company. Section 4.1 of the Disclosure Schedule contains a list of all jurisdictions in which the Company is licensed or qualified to do business. The Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited partnership, limited liability company, joint venture or other entity.

         4.2 CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, of which 4,073,181 shares are issued and outstanding, and 10,000,000 shares of Company Preferred Stock, of which (i) 1,350,000 shares have been designated the Company Series A Preferred Stock and of which 1,306,808 are issued and outstanding and (ii) 2,577,320 shares have been designated Company Series B Preferred Stock, of which 2,124,010 shares are issued and outstanding. The Company has 946,000 shares of Company Common Stock in its treasury. There are 3,430,818 shares of Company Common Stock issuable upon the conversion of Company Preferred Stock. The Company has reserved (x) 1,610,160 shares of Company Common Stock for issuance upon the exercise of certain employee options pursuant to the Company's Incentive Stock Option Plans and 2000 Stock Option Plan and (y) 89,935 shares of Company Common Stock for issuance upon the exercise of certain options granted to the individuals set forth in Section 4.2 of the Disclosure Schedule. Section 4.2 of the Disclosure Schedule sets forth all Company Options that will be vested as of the Effective Date (except as otherwise set forth on Section 4.2 of the Disclosure Schedule). To the Knowledge of the Company, all outstanding shares of capital stock of the Company were duly authorized and validly issued and are fully paid and nonassessable.

                  (b) Except as set forth above, (i) no shares of Company Capital Stock have been reserved for issuance; (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire Company Capital Stock is authorized or outstanding; and (iii) the Company has made no commitment to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its Company Capital Stock. On the Effective Date, no options or warrants to acquire shares of Company Capital Stock which may be exercised, in whole or in part, later than the 12 month anniversary of the Effective Date will be outstanding.

         4.3 AUTHORIZATION. The Company has the requisite corporate power and authority to enter into this Agreement and, assuming receipt of the Stockholder Approval, to consummate the transactions contemplated by this Agreement. The board of directors of the Company have taken all actions required by law, the Company's certificate of incorporation and bylaws and otherwise to authorize the execution, delivery and performance of this Agreement and consummation of the transactions contemplated by this Agreement and, except for receipt of the Stockholder Approval no other corporate proceedings on the Company's part are necessary to authorize the execution, delivery and performance by the Company of this Agreement. This Agreement has been duly and validly executed by the Company and is the valid and binding legal obligation of the Company, enforceable against it by Parent and Merger Sub in accordance with its terms except as such enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application of creditors generally or by general principles of equity.

         4.4 NON-CONTRAVENTION. Except as set forth on Section 4.4 of the Disclosure Schedule and assuming the making and obtaining of all filings, consents, approvals, orders, authorizations and other actions referred to in
Section 4.5, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated by this Agreement will:

(i) violate or be in conflict with any provision of the certificate of incorporation or bylaws of the Company; (ii) except as would not have a Material Adverse Effect on the Company be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation (A) to which the Company is a party or by which the Company or any of the Company's properties or assets is or may be bound and (B) that is required to be listed in Section 4.18 of the Disclosure Schedule or result in the creation or imposition of any Encumbrances, upon any property or assets of the Company under any debt, obligation, contract, agreement or commitment (x) to which the Company is a party or by which the Company or any of the Company's assets or properties is or may be bound and (y) that is required to be listed in Section 4.18 of the Disclosure Schedule; or (iii) violate any Applicable Law.

         4.5 GOVERNMENTAL ENTITIES; CONSENTS. Except for receipt of the Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, with respect to the Company, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (a "CONSENT") any person or entity, including without limitation any Governmental Entity, is required in connection with the execution, delivery or performance of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement.

         4.6 FINANCIAL STATEMENTS. Attached to Section 4.6 of the Disclosure
Schedule is (i) the unaudited balance sheet of the Company as of June 25, 2001 (the "LATEST BALANCE SHEET") and the unaudited statement of operations the Company for the four months ended June 25, 2001 (such statement of operation and the Latest Balance Sheet are referred to herein as the "LATEST FINANCIAL STATEMENTS") and (ii) the audited balance sheets of the Company as of December 31, 2000 and 1999 and the audited statements of operations, stockholders' equity and cash flows of the Company for each of the years ended December 31, 2000 and 1999 (collectively, the "ANNUAL FINANCIAL STATEMENTS"). The Latest Financial Statements and the Annual Financial Statements are based upon the information contained in the books and records of the Company and fairly present in all material respects the financial condition of the Company as of the dates thereof and results of operations for the periods referred to therein. The Annual Financial Statements have been prepared in accordance with GAAP. The Latest Financial Statements have been prepared in accordance with GAAP applicable to unaudited interim financial statements (and thus may not contain all notes and may not contain prior period comparative data that are required to be prepared in accordance with GAAP), applied in a manner consistent with the Annual Financial Statements and reflect all adjustments necessary to a fair statement of the results for the interim period(s) presented.

         4.7 ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no liabilities, obligations or claims of any kind whatsoever, whether secured or unsecured, accrued or unaccrued, fixed or contingent, matured or unmatured, known or unknown, direct or indirect, contingent or otherwise and whether due or to become due, including without limitation any debts, liabilities or obligations relating to or arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition (collectively, "LIABILITIES"), other than: (i) Liabilities that are reflected or reserved for in the Latest Balance Sheet; (ii) Liabilities that are set forth on Section 4.7 of the Disclosure Schedule; (iii) Liabilities incurred by the Company in the ordinary course of business after the date of the Latest Balance Sheet and in an amount not exceeding $5,000 individually or $25,000 in the aggregate; (iv) Liabilities for express executory obligations to be performed after the Closing under the contracts described in Section 4.18 of the Disclosure Schedule (other than any express executory obligations that might arise due to any default or other failure of performance by the Company prior to the Effective Date) or (v) Liabilities which arise in the ordinary course of business after the Termination Date. On the Effective Date, no Person will have any claims against any of the assets of the Company as a result of any buy-sell, tax sharing or other similar agreement.

         4.8 ABSENCE OF CERTAIN CHANGES. Except as set forth on Section 4.8 of the Disclosure Schedule, since the date of the Latest Balance Sheet, the Company has owned and operated its assets, properties and businesses in the ordinary course of business and consistent with past practice; without limiting the generality of the foregoing, the Company has not:

                  (a) suffered any Material Adverse Effect;

                  (b) suffered any loss, damage, destruction or other casualty (whether or not covered by insurance) that, individually or in the aggregate, exceed $5,000 or $25,000, respectively;

                  (c) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock, or purchased or redeemed any shares of its capital stock;

                  (d) issued or sold any shares of its capital stock, or any options, warrants, conversion, exchange or other rights to purchase or acquire any such shares or any securities convertible into or exchangeable for such shares;

                  (e) incurred any indebtedness for borrowed money;

                  (f) mortgaged, pledged, or subjected to any lien, lease, security interest or other charge or Encumbrance any of its properties or assets, tangible or intangible;

                  (g) acquired or disposed of any assets or properties other than inventory in the ordinary course of business consistent with past practice;

                  (h) forgiven or cancelled any debts or claims, or waived any rights of a value in excess of $5,000 individually or $25,000 in the aggregate;

                  (i) entered into any transaction with a value in excess of $5,000 individually or $25,000 in the aggregate;

                  (j) granted, other than in the ordinary course of business consistent with past practice, to any officer or salaried employee or any other employee any increase in compensation or bonus in any form or paid any severance or termination pay;

                  (k) entered into any commitment, with a value in excess of $5,000 individually or $25,000 in the aggregate, for capital expenditures for additions to plant, property or equipment; or

                  (l) agreed, whether in writing or otherwise, to take any action described in this section.

         4.9 REAL PROPERTIES. The Company does not own any real property. Except as set forth on Section 4.9 of the Disclosure Schedule, the Company has a leasehold interest in and to, all of its real property assets and fixtures reflected in the Latest Balance Sheet and all of their real property assets and fixtures leased since the date of the Latest Balance Sheet (the "REAL PROPERTY ASSETS"). All such leasehold interests are set forth on Section 4.9 of the Disclosure Schedule. Except as set forth on Section 4.9 of the Disclosure Schedule, such leasehold interests are valid and in full force and effect and enforceable in accordance with their terms and there does not exist any material violation, breach or default thereof or thereunder.

         4.10 PERSONAL PROPERTY. (i) The Company has good and merchantable right, title and interest in and to, or a leasehold interest in and to, all its personal property reflected in the Latest Balance Sheet and purchased or otherwise acquired since the date of the Latest Balance Sheet (except for such items sold or leased in the ordinary course of business since the date of the Latest Balance Sheet); (ii) all of such leasehold interests relating to personal property are valid and in full force and effect and enforceable in accordance with their terms and there does not exist any violation, breach or default thereof or thereunder on the part of the Company; (iii) none of such personal property owned by the Company is subject to any Encumbrance except Permitted Liens; and (iv) the personal property of the Company which are used in or necessary to the conduct of its business, subject to ordinary wear and tear, are in good operating condition and repair and fit for the intended purposes thereof.

         4.11 INTENTIONALLY OMITTED.

         4.12 INTELLECTUAL PROPERTY RIGHTS.

                  (a) For all purposes of this Agreement, the following terms shall have the following respective meanings:

                           (i) "INTELLECTUAL PROPERTY RIGHTS" shall mean worldwide common law and statutory rights in (i) patents and patent applications, (ii) copyrights, copyright registrations and copyright applications,
                           (iii) trade and industrial secrets and confidential information, (iv) trademarks and service marks, and
                           (v) divisions, continuations, continuations-in-part, renewals, reissuances, reexaminations, and extensions of the foregoing (as applicable).

                           (ii) "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property Rights that are owned by or exclusively licensed to the Company.

                           (iii) "REGISTERED INTELLECTUAL PROPERTY RIGHTS" shall mean Company Intellectual Property that has been registered or filed with any state, government or other public legal authority.

                  (b) Section 4.12(b) of the Disclosure Schedule lists all Registered Intellectual Property Rights owned by the Company (the "COMPANY REGISTERED INTELLECTUAL PROPERTY").

                  (c) Each item of Company Intellectual Property is free and clear of any Encumbrances, other than Permitted Liens and Encumbrances pursuant to Company IP Agreements. The Company is the exclusive owner of all right, title and interest in and to, or is the exclusive licensee of, all Company Intellectual Property, and no other person has any material rights therein.

                  (d) Other than non-material "shrink-wrap," or "click-wrap" and similar widely available "binary code" commercial end-user licenses, the Company Intellectual Property includes all Intellectual Property Rights owned by the Company and used in and/or necessary to the conduct of the business of the Company as it is conducted as of the date hereof and the Effective Date or was conducted prior to such dates.

                  (e) Other than non-material "shrink-wrap," or "click-wrap" and similar widely available "binary code" commercial end-user licenses, Section 4.12(e) of the Disclosure Schedule lists all material contracts, licenses and agreements to which the Company is a party with respect to any Intellectual Property Rights (collectively the "COMPANY IP AGREEMENTS").

                  (f) The Company has not transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property Rights that is or was Company Intellectual Property, to any other person.

                  (g) Section 4.12(g) of the Disclosure Schedule lists all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

                  (h) Except as set forth in Section 4.12(h) of the Disclosure Schedule, neither the operation of the business of the Company as conducted on or prior to the date hereof including but not limited to the design, development, use, import, manufacture or sale of the products, technology or services (including products, technology or services currently under development) of the Company, has not and does not infringe or misappropriate the Intellectual Property Rights of any person, or constitute unfair competition or trade practices. The Company has not received any notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property Rights of any person or constitutes unfair competition or trade practices.

                  (i) Except as set forth in Section 4.12(i) of the Disclosure Schedule, each item of Company Registered Intellectual Property is valid and subsisting, and all registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid. There are no actions that must be taken by the Company within ninety (90) days of the date hereof, including the payment of any registration, application, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of obtaining, maintaining, perfecting, preserving or renewing any Registered Intellectual Property Rights.

                  (j) Each Company IP Agreement is valid and binding on the Company and, to the Knowledge of the Company, the other party or parties thereto and is in full force and effect and neither the Company nor, to the Knowledge of the Company, any other party is in breach thereof or default thereunder.

                  (k) Except as set forth in Section 4.12(k) of the Disclosure Schedule, neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to the Surviving Corporation by operation of law or otherwise (to the extent that such transactions are deemed to effect such assignment) of any contracts or agreements to which the Company is a party, will result in Parent, Merger Sub, the Company or the Surviving Corporation being obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby.

                  (l) To the Knowledge of the Company, no person is infringing or misappropriating any Company Intellectual Property.

                  (m) The Company has, and enforces, a policy requiring each employee and consultant to execute proprietary information, confidentiality and invention assignment agreements. The Company has taken reasonable steps to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company under a confidentiality obligation.

                  (n) No Company Intellectual Property or service of the Company is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

                  (o) None of the Company Intellectual Property was developed by or on behalf of or using grants or any other subsidies of any governmental or public entity or authority.

         4.13 LITIGATION. Except as set forth on Section 4.13 of the Disclosure Schedule, there is no, and to the Knowledge of the Company's there exists no reasonable basis for, legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind (including without limitation a proceeding, suit, claim or action, or an investigation, review or audit, involving any Intellectual Property Rights), judgment, decree, decision, injunction, writ or order pending, noticed, scheduled or, to Knowledge of the Company, threatened or contemplated by or against or involving the Company, its assets, properties or businesses or its directors, officers, governors, managers, partners, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity (including without limitation any Governmental Entity) (including without limitation claims of former stockholders of the Company relating to the purchase, ownership and sale of their equity securities in the Company), or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

         4.14 TAXES. Except as set forth in Section 4.14 of the Disclosure
Schedule: (A) the Company has duly and timely filed all tax and information reports, returns and related documents required to be filed by them with respect to the income-type, sales/use-type and employment-related taxes of the United States, foreign jurisdictions and Governmental Entities, and other jurisdictions, (B) the Company has duly and timely filed all other tax and information reports, returns and related documents required to be filed by them with any Governmental Entity ("TAX RETURNS"), including without limitation all returns and reports of income, franchise, gross receipts, net worth, sales, use, occupation, employment, withholding, excise, transfer, real and personal property and other taxes, charges and levies ("TAXES"); and (C) the Company has duly paid, or made adequate provision for the due and timely payment of, all such Taxes, including without limitation interest, penalties, assessments and deficiencies, due or claimed to be due from them by any such Governmental Entities; and the reserves for all of such Taxes reflected in the Latest Balance Sheet are adequate; and there are no liens for such Taxes upon any property or assets of the Company. Except as set forth in Section 4.14 of the Disclosure Schedule, there is no omission, deficiency, error, misstatement or misrepresentation, whether innocent, intentional or fraudulent, in any Tax Return filed by the Company for any period. Except as set forth on Section 4.14 of the Disclosure Schedule: (AA) the income tax returns of the Company have been subject to no office or field audit by the Internal Revenue Service or other Governmental Entities; (BB) all deficiencies and assessments resulting from office or field audits of the Tax Returns of the Company has been paid; (CC) there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return for any period and there are no pending or threatened audits relating to Taxes for any periods; and (DD) the Company (i) is not (and never has been) a party to any tax sharing agreement; (ii) is not (and never has been) a member of a consolidated group within the meaning of Treasury Regulation section 1.1502-6; (iii) is not (and never has been) a "consenting corporation" under section 341(f) of the Code; (iv) has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense pursuant to section 280G of the Code or an excise tax to the recipient of such payment pursuant to section 4999 of the Code; and (v) has not agreed, nor is it required to make, any adjustment under Code section 481(a) by reason of a change in accounting method or otherwise. Each jurisdiction in which the Company has filed a Tax Return in the last three years, or was required by Applicable Law to file a tax return, is set forth in Section 4.14 of the Disclosure Schedule.

         4.15 INSURANCE. Section 4.15 of the Disclosure Schedule contains an accurate and complete list of all policies of fire and other casualty, general liability, theft, life, workers' compensation, health, directors and officers, business interruption and other forms of insurance owned or held by the Company, specifying the insurer, the policy number and the term of the coverage. All present policies are in full force and effect and all premiums with respect thereto have been paid. The Company has not been denied any form of insurance and no policy of insurance has been revoked or rescinded during the past 12 months.

         4.16 BENEFIT PLANS.

                  (a) PLANS AND MATERIAL DOCUMENTS. Section 4.16(a) of the Disclosure Schedule lists (i) each employee benefit plan, program, arrangement and agreement including, without limitation, any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1973, as amended ("ERISA"), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, employment, termination, severance and other benefit plans, programs, arrangements or agreements, to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company and (ii) each employee benefit plan for which the Company could incur liability under
                  Section 4069, 4201 or 4212 (c) of ERISA (the employee benefit plans, programs or arrangements are hereafter collectively referred to as, the "PLANS"). Each Plan is in writing and the Company has furnished Parent with a complete and accurate copy of each Plan and a complete and accurate copy of each material document prepared in connection with each such Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared and actuarial report and financial statement in connection with each such Plan. Except as disclosed on Section 4.16(a) of the Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements to which the Company is a party, with respect to which the Company has any obligations or which are maintained, contributed or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company.

                  (b) ABSENCE OF CERTAIN TYPES OF PLANS. Except as set forth in
                  Section 4.16(b) of the Disclosure Schedule, with respect to the Plans, none of the Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any Person, or (ii) obligates the Company to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement. None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company.

                  (c) COMPLIANCE WITH APPLICABLE LAW. Except as set forth in
                  Section 4.16(c) of the Disclosure Schedule, with respect to the Plans, no event has occurred and there exists no condition or set of circumstances in connection with which the Company could be subject to any liability under the terms of such Plan, ERISA, the Code or any other applicable Law except as would not result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any actual or contingent liability under Title IV or ERISA except as would not result in a Material Adverse Effect. To the Knowledge of the Company, no legal action, suit or claim is pending or threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, suit or claims.

                  (d) QUALIFICATION OF CERTAIN PLANS. Except as would not have a Material Adverse Effect on the Company, each Plan which is intended to be qualified under Section 401(a) or Section 401(k) of the Code has received a favorable determination from the IRS that it is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

         4.17 BANK ACCOUNTS; POWERS OF ATTORNEY. Section 4.17 of the Disclosure Schedule sets forth: (i) the names of all financial institutions, investment banking and brokerage houses, and other similar institutions at which the Company maintain accounts, deposits, safe deposit boxes of any nature, and the names of all persons authorized to draw thereon or make withdrawals therefrom; and (ii) the names of all persons or entities holding general or special powers of attorney from the Company and a summary of the terms thereof.

         4.18 CONTRACTS AND COMMITMENTS; NO DEFAULT.

                  (a) Except as set forth on Section 4.18 of the Disclosure Schedule, the Company:

                           (i) does not have any written or oral contract, lease (real or personal property), commitment, agreement, or arrangement with any person which (a) requires payments individually in excess of $5,000 annually or in excess of $25,000 over its term (including periods covered by any option to extend or renew by either party) and (b) is not terminable on thirty (30) days' or less notice without cost or other liability at any time after the date hereof;

                           (ii) does not pay any person or entity cash remuneration at the annual rate (including guaranteed bonuses) of more than $50,000 for services rendered;

                           (iii) is not restricted by agreement from carrying on its businesses or any part thereof anywhere in the world or from competing in any line of business with any person or entity or in the use of any of its assets;

                           (iv) is not subject to any obligation or requirement to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person or entity;

                           (v) is not a party to any agreement, contract, commitment or loan to which any of its directors, officers or stockholders or any "affiliate" or "associate" (as defined in Rule 405 as promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT")) (or former affiliate or associate) thereof is a party;

                           (vi) is not subject to any outstanding sales or purchase contracts, commitments or proposals which will result in any loss upon completion or performance thereof after allowance for direct distribution expenses, nor are there any outstanding contracts, bids, sales or service proposals quoting prices which are not reasonably expected to result in a normal profit;

                           (vii) is not a party to any purchase or sale contract or agreement (including "take or pay" or exclusive supply agreements) that calls for aggregate purchases or sales in excess over the course of such contract or agreement of $5,000 or which continues for a period of more than twelve (12) months (including periods covered by any option to renew or extend by either party) which is not terminable on thirty (30) days' or less notice without cost or other liability at or any time after the Closing;

                           (viii) is not subject to any contract, commitment, agreement or arrangement with any "disqualified individual" (as defined in Section 280G(c) of the Code) which contains any severance or termination pay liabilities which would result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) under
                           Section 280G of the Code;

                           (ix) has no outstanding contracts with officers, employees, consultants, advisors, sales representatives, manufacturer's representative, distributors or dealers that are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium or any agreement or arrangement providing for the payment of any bonus or commission based upon sales or earnings;

                           (x) is not a party to any capitalized lease; or

                           (xi) is not a party to any federal supply schedule contract or other contract with any federal, state or local governments.

                  (b) True and complete copies (or summaries, in the case of oral items) of all items disclosed pursuant to Section 4.18 have been provided to Parent for review. Except as set forth on Section 4.18 of the Disclosure Schedule: (A) all such items are valid and binding on the Company and, to the Knowledge of the Company, the other parties thereto, and will be valid and binding on the Surviving Corporation after the Effective Date and, to the Knowledge of the Company, the other parties thereto in accordance with their respective terms; (B) the Company is not in material breach, violation or default, however defined, in the performance of any of its obligations thereunder and (C) to the Knowledge of the Company, no other parties thereto are in breach, violation or default, however defined, thereunder or thereof.

         4.19 INTENTIONALLY OMITTED.

         4.20 LABOR MATTERS. (i) The Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company and to the best Knowledge of the Company, there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company; (ii) there are no controversies, strikes, slowdowns or work stoppages pending or, to the best Knowledge of the Company, threatened between the Company and any of its employees, (iii) the Company has not breached or otherwise failed to comply with the provisions of any collective bargaining or union contract and there are no grievances outstanding against the Company under any such agreement or contract which could have a Material Adverse Effect; (iv) there are no complaints, charges, claims, actions, suits or proceedings pending or threatened against the Company before the National Labor Relations Board, the Equal Opportunity Commission or any other Governmental Authority relating to employees or employment practice; (v) the Company is currently in compliance with all Applicable Laws relating to the employment practice of labor, including those related to wages, hours, collective bargaining, discrimination in employment practice and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority; (vi) the Company has paid in full to all employees or adequately accrued for in accordance with GAAP, all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; and (vii) there is no claim with respect to the payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any governmental authority with respect to any persons currently or formerly employed by the Company;

         4.21 PERMITS AND OTHER OPERATING RIGHTS. The Company possesses all materials permits and other authorizations from all Governmental Entities presently required or necessary to permit it to operate its businesses in the manner in which it presently is conducted.

         4.22 COMPLIANCE WITH LAW. Except as set forth on Section 4.22 of the Disclosure Schedule, and without limiting the scope of any other representations or warranties contained in this Agreement, the assets, properties, businesses and operations of the Company are in compliance in all material aspects with all Applicable Laws.

         4.23 INTENTIONALLY OMITTED.

         4.24 INTENTIONALLY OMITTED.

         4.25 HAZARDOUS SUBSTANCES AND HAZARDOUS WASTES. To the knowledge of the Company or except as would not have a Material Adverse Effect on the Company:
(i) the Company is in compliance with, and for the past three years have been in compliance with, all applicable Environmental and Occupational Safety and Health Laws with respect to the Real Property Assets; (ii) Environmentally Regulated Materials have not been generated, used, treated, handled or stored on, transported to or from, or released on any of the Real Property Assets or any property adjoining any of the Real Property Assets, by the Company or any other Person; (iii) there is no asbestos or asbestos-containing material on any of the Real Property Assets; and (iv) none of the Real Property Assets is listed or proposed for listing, or adjoins any other property that is listed or proposed for listing, on the National Priorities List, the Comprehensive Environmental Response Compensation and Liability Act of 1980 (as amended) or an any analogous federal, state or local list. The term "Environmentally Regulated Materials" as used in this Agreement means any element, compound, pollutant, contaminant, substance, material or waste, or any mixture thereof, designated, listed, referenced, regulated or identified pursuant to any Applicable Law.

         4.26 BROKERS. Neither the Company nor its directors, officers or employees, has employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated by this Agreement, nor to the Knowledge of the Company is there any basis for any such fee or commission to be claimed by any person or entity.

         4.27 TRANSACTIONS WITH CERTAIN PERSONS. Except as set forth on Section
4.27 of the Disclosure Schedule, during the past 12 months, the Company has not, directly or indirectly, purchased, leased or otherwise acquired any property or obtained any services from, or sold, leased or otherwise disposed of any property or furnished any services to, or otherwise dealt with, in the ordinary course of business or otherwise, any stockholder of the Company (except with respect to compensation in the ordinary course of business for services rendered as a director, officer or employee of the Company). Except as set forth on
Section 4.27 of the Disclosure Schedule, the Company does not owe any amount to, or have any agreement or contract with or commitment to, any of its stockholders, directors, officers, employees or consultants or any Affiliate thereof (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and none of such persons owes any amount to the Company or has the right to borrow from the Company.

         4.28 STATUS OF STOCKHOLDERS. To the Knowledge of the Company, the Company does not have, and as of the Effective Date will not have, more than an aggregate of 35 holders of shares of Company Capital Stock who are not "accredited" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

         4.29 ACCURACY OF INFORMATION. No representation or warranty by the Company in this Agreement contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading as of the date of this Agreement. The representations or warranties contained herein shall not be affected or deemed waived by reason of the fact that Parent or its employees or representatives knew or should have known that any such representation or warranty is or might be inaccurate, incomplete or incorrect.

         4.30 MERGER OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein shall merge upon the Closing and shall not survive the Closing.

                                   ARTICLE 5.
                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

         Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Company that:

         5.1 INCORPORATION AND CORPORATE POWER. Merger Sub and Parent, the latter of which directly owns all of the outstanding capital stock of the former, are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power and authority and all authorizations, licenses, permits and certifications necessary to own and operate its properties and to carry on its business as now conducted. Each of Parent's and Merger Sub's certificate of incorporation and bylaws that have been made available to the Company prior to the date hereof reflect all amendments made thereto and are true, correct and complete as of the date hereof. Each of Parent and Merger Sub is duly licensed or qualified to do business as a foreign corporation in every jurisdiction in which the nature of its business or its ownership of property requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Parent or Merger Sub. Except for FullMetrics, Inc., Knowledge Mechanics, Inc. and Merger Sub, Parent does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited partnership, limited liability company, joint venture or other entity. Merger Sub does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited partnership, limited liability company, joint venture or other entity.

         5.2 CAPITALIZATION.

                  (a) The authorized capital stock of Parent consists of 75,000,000 shares of Parent Common Stock, of which 27,596,755 shares are issued and outstanding, 1,000,000 shares Series A Convertible Preferred Stock, par value $.10 per share (the "PARENT SERIES A PREFERRED STOCK"), of which 834,830 shares are issued and outstanding, 3,200,000 shares of any Preferred Stock, none of which are issued and outstanding and 800,000 shares of undesignated stock, par value $.10 per share, none of which are issued and outstanding. There are currently outstanding options and warrants to purchase an aggregate of 28,799,607 shares of Parent Common Stock. Parent has reserved 50,000,000 shares of Company Common Stock for issuance upon the exercise of certain employee options pursuant to the Nicollet Process Engineering, Inc. 1995 Amended and Restated Stock Incentive Plan. Notwithstanding the foregoing, Parent intends to amend its Certificate of Incorporation after the date hereof by filing the Certificate of Amendment attached hereto as Exhibit 5.2(a) and a change to the authorized capital of Parent that is contemplated in such amendment will not be deemed to be a breach of the representations and warranties set forth in this Section 5.2(a). In addition, the holder of the outstanding shares of the Parent Series A Preferred Stock may convert such shares into an aggregate of 166,966,000 shares of Parent Preferred Stock. The change to the outstanding shares of Parent capital stock resulting from such conversion will not be deemed to be a breach of the representations and warranties set forth in this Section 5.2(a)

                  (b) Except as set forth above and as contemplated by this Agreement, (i) no shares of capital stock of Parent have been reserved for issuance; (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire shares of capital stock of Parent are authorized or outstanding; and (iii) other than as described in Parent's Information Statement on Schedule 14(c) dated April 26, 2001, Parent has made no commitment to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its capital stock.

                  (c) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding. Except as set forth above and as contemplated by this Agreement, (i) no shares of capital stock of Merger Sub have been reserved for issuance; (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire shares of capital stock of Merger Sub are authorized or outstanding; and (iii) Merger Sub has made no commitment to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its capital stock.

         5.3 AUTHORIZATION. The boards of directors of Parent and Merger Sub have taken all action required by law, their certificates of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and all documents or instruments that they are or may be required to deliver in connection with the transactions contemplated in this Agreement (the "PURCHASER DOCUMENTS") and the consummation of the transactions contemplated by this Agreement and no other corporate proceedings on Parent's and Merger Sub's part are necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement. This Agreement and the Purchaser Documents have been duly and validly executed by Parent and Merger Sub, respectively, and are the valid and binding legal obligation of Parent and Merger Sub, enforceable against them in accordance with their terms except as such enforceability may be limited by bankruptcy, receivership, moratorium,



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

conservatorship, reorganization or other laws of general application of creditors generally or by general principles of equity.

         5.4 NON-CONTRAVENTION. Assuming the making and obtaining of all filings, notifications, consents, approvals, orders, authorizations and other actions referred to in Section 5.5, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated by this Agreement will: (i) violate any provision of the certificate of incorporation or bylaws of Parent and Merger Sub or (ii) except as would not have a Material Adverse Effect on Parent and except for such violations, conflicts, defaults, accelerations, terminations, cancellations, impositions of fees or penalties, and Encumbrances which would not, individually or in the aggregate, have a material adverse effect on the business of Parent or Merger Sub, taken as a whole, (A) violate, be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to, any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Parent or Merger Sub or any of their properties or assets is or may be bound (unless with respect to which defaults or other rights, requisite waivers or consents will have been obtained at or prior to the Effective Date) or (B) result in the creation or imposition of any Encumbrance upon any property or assets of Parent or Merger Sub under any debt, obligation, contract, agreement or commitment to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their assets or properties is or may be bound; or (iii) to the knowledge of Parent and Merger Sub violate any Applicable Law.

         5.5 GOVERNMENTAL ENTITIES; CONSENTS. Except as set forth on Section 5.5 of the disclosure schedule of the Parent (the "PARENT DISCLOSURE SCHEDULE") and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, with respect to Parent and Merger Sub, no Consent, from any person or entity, including without limitation any Governmental Entity, is required in connection with the execution, delivery or performance of this Agreement by Parent or Merger Sub or the consummation of the transactions contemplated by this Agreement.

         5.6 FINANCIAL STATEMENTS. Attached to Section 5.6 of the Parent Disclosure Schedule is (i) the unaudited balance sheet of the Company as of February 28, 2001 (the "PARENT LATEST BALANCE SHEET") and the unaudited statement of operations the Company for the six months ended February 28, 2001 (such statement of operation and the Latest Balance Sheet are referred to herein as the "PARENT LATEST FINANCIAL STATEMENTS") and (ii) the audited balance sheets of Parent as of August 31, 2000 and 1999 and the audited statements of operations, stockholders' equity and cash flows of Parent for each of the years ended December 31, 2000 and 1999 (collectively, the "PARENT ANNUAL FINANCIAL STATEMENTS"). The Parent Latest Financial Statements and the Parent Annual Financial Statements are based upon the information contained in the books and records of Parent and fairly present in all material respects the financial condition of Parent as of the dates thereof and results of operations for the periods referred to therein. The Parent Annual Financial Statements have been prepared in accordance with GAAP. The Parent Latest Financial Statements have been prepared in accordance with GAAP applicable to unaudited interim financial statements (and thus may not contain all notes and may not contain prior period comparative data that are required to be prepared in accordance with GAAP), applied in a manner consistent with the Parent Annual Financial Statements and reflect all adjustments necessary to a fair statement of the results for the interim period(s) presented.

         5.7 ABSENCE OF UNDISCLOSED LIABILITIES. Parent has no liabilities, obligations or claims of any kind whatsoever, whether secured or unsecured, accrued or unaccrued, fixed or contingent, matured or unmatured, known or unknown, direct or indirect, contingent or otherwise and whether due or to become due, including without limitation any Liabilities, other than: (i) Liabilities that are reflected or reserved for in the Parent Latest Balance Sheet; (ii) Liabilities that are set forth on Section 5.7 of the Parent Disclosure Schedule; (iii) Liabilities incurred by Parent in the ordinary course of business after the date of the Parent Latest Balance Sheet and in an amount not exceeding $25,000 individually or $100,000 in the aggregate; or (iv) Liabilities for express executory obligations to be performed after the Closing under the contracts described in Section 5.18 of the Parent Disclosure Schedule (other than any express executory obligations that might arise due to any default or other failure of performance by Parent prior to the Effective Date). On the Effective Date, no Person will have any claims against any of the assets of Parent or Merger Sub as a result of any buy-sell, tax sharing or other similar agreement.

         5.8 ABSENCE OF CERTAIN CHANGES. Except as set forth on Section 5.8 of the Parent Disclosure Schedule, since the date of the Parent Latest Balance Sheet, Parent has owned and operated its assets, properties and businesses in the ordinary course of business and consistent with past practice; without limiting the generality of the foregoing, Parent has not:

                  (a) suffered any Material Adverse Effect;

                  (b) suffered any loss, damage, destruction or other casualty (whether or not covered by insurance) that, individually or in the aggregate, exceed $5,000 or $25,000, respectively;

                  (c) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock, or purchased or redeemed any shares of its capital stock;

                  (d) issued or sold any shares of its capital stock, or any options, warrants, conversion, exchange or other rights to purchase or acquire any such shares or any securities convertible into or exchangeable for such shares;

                  (e) incurred any indebtedness for borrowed money;

                  (f) mortgaged, pledged, or subjected to any lien, lease, security interest or other charge or Encumbrance any of its properties or assets, tangible or intangible;

                  (g) acquired or disposed of any assets or properties other than inventory in the ordinary course of business consistent with past practice;

                  (h) forgiven or cancelled any debts or claims, or waived any rights of a value in excess of $5,000 individually or $25,000 in the aggregate;

                  (i) entered into any transaction with a value in excess of $25,000 individually or $100,000 in the aggregate;

                  (j) granted, other than in the ordinary course of business consistent with past practice, to any officer or salaried employee or any other employee any increase in compensation or bonus in any form or paid any severance or termination pay;

                  (k) entered into any commitment, with a value in excess of $25,000 individually or $100,000 in the aggregate, for capital expenditures for additions to plant, property or equipment; or

         agreed, whether in writing or otherwise, to take any action described in this section.

         5.9 REAL PROPERTIES. Parent does not own any real property. Except as set forth on Section 5.9 of the Parent Disclosure Schedule, Parent has a leasehold interest in and to, all of its real property assets and fixtures reflected in the Parent Latest Balance Sheet and all of its real property assets and fixtures leased since the date of the Parent Latest Balance Sheet (the "PARENT REAL PROPERTY ASSETS"). All such leasehold interests are set forth on
Section 5.9 of the Parent Disclosure Schedule. Except as set forth on Section
5.9 of the Parent Disclosure Schedule, such leasehold interests are valid and in full force and effect and enforceable in accordance with their terms and there does not exist any material violation, breach or default thereof or thereunder.

         5.10 PERSONAL PROPERTY. Except as set forth on Section 5.10 of the Parent Disclosure Schedule: (i) Parent has good and merchantable right, title and interest in and to, or a leasehold interest in and to, all its personal property reflected in the Parent Latest Balance Sheet and purchased or otherwise acquired since the date of the Parent Latest Balance Sheet (except for such items sold or leased in the ordinary course of business since the date of the Parent Latest Balance Sheet); (ii) all of such leasehold interests relating to personal property are valid and in full force and effect and enforceable in accordance with their terms and there does not exist any violation, breach or default thereof or thereunder on the part of Parent; (iii) none of such personal property owned by Parent is subject to any Encumbrance except Permitted Liens; and (iv) the personal property of Parent which are used in or necessary to the conduct of its business, subject to ordinary wear and tear, are in good operating condition and repair and fit for the intended purposes thereof.

         5.11 INTENTIONALLY OMITTED.

         5.12 INTELLECTUAL PROPERTY RIGHTS.

                  (a) For all purposes of this Agreement, the following terms shall have the following respective meanings:

                           (i) "PARENT INTELLECTUAL PROPERTY" shall mean any Intellectual Property Rights that are owned by or exclusively licensed to Parent.

                           (ii) "PARENT REGISTERED INTELLECTUAL PROPERTY RIGHTS" shall mean Parent Intellectual Property that has been registered or filed with any state, government or other public legal authority.

                  (b) Section 5.12(b) of the Parent Disclosure Schedule lists all Parent Registered Intellectual Property Rights owned by Parent (the "PARENT REGISTERED INTELLECTUAL PROPERTY").

                  (c) Each item of Parent Intellectual Property is free and clear of any Encumbrances, other than Permitted Liens and Encumbrances pursuant to Parent IP Agreements. Parent is the exclusive owner of all right, title and interest in and to, or is the exclusive licensee of, all Parent Intellectual Property, and no other person has any material rights therein.

                  (d) Other than non-material "shrink-wrap," or "click-wrap" and similar widely available "binary code" commercial end-user licenses, Parent Intellectual Property includes all Intellectual Property Rights owned by Parent and used in and/or necessary to the conduct of the business of Parent as it is conducted as of the date hereof and the Effective Date or was conducted prior to such dates.

                  (e) Other than non-material "shrink-wrap," or "click-wrap" and similar widely available "binary code" commercial end-user licenses, Section 5.12(e) of the Parent Disclosure Schedule lists all material contracts, licenses and agreements to which Parent is a party with respect to any Intellectual Property Rights (collectively the "PARENT IP AGREEMENTS").

                  (f) Parent has not transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property Rights that is or was Parent Intellectual Property, to any other person.

                  (g) Section 5.12(g) of the Parent Disclosure Schedule lists all contracts, licenses and agreements between Parent and any other person wherein or whereby Parent has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by Parent or such other person of the Intellectual Property Rights of any person other than Parent.

                  (h) Except as set forth in Section 5.12(h) of the Parent Disclosure Schedule, neither the operation of the business of Parent as conducted on or prior to the date hereof including but not limited to the design, development, use, import, manufacture or sale of the products, technology or services (including products, technology or services currently under development) of Parent, has not and does not infringe or misappropriate the Intellectual Property Rights of any person, or constitute unfair competition or trade practices. Parent has not received any notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of Parent infringes or misappropriates the Intellectual Property Rights of any person or constitutes unfair competition or trade practices.

                  (i) Except as set forth in Section 5.12(i) of the Parent Disclosure Schedule, each item of Parent Registered Intellectual Property is valid and subsisting, and all registration, maintenance and renewal fees in connection with such Parent Registered Intellectual Property have been paid. There are no actions that must be taken by Parent within ninety (90) days of the date hereof, including the payment of any registration, application, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of obtaining, maintaining, perfecting, preserving or renewing any Parent Registered Intellectual Property Rights.

                  (j) Each Parent IP Agreement is valid and binding on Parent and, to the Knowledge of Parent, the other party or parties thereto and is in full force and effect and neither Parent nor, to the Knowledge of Parent, any other party is in breach thereof or default thereunder.

                  (k) Except as set forth in Section 5.12(k) of the Parent Disclosure Schedule, neither this Agreement nor the transactions contemplated by this Agreement, will result in Parent, Merger Sub or the Surviving Corporation being obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby.

                  (l) To the Knowledge of Parent, no person is infringing or misappropriating any Parent Intellectual Property.

                  (m) Parent has, and enforces, a policy requiring each employee and consultant to execute proprietary information, confidentiality and invention assignment agreements. Parent has taken reasonable steps to protect Parent's rights in confidential information and trade secrets of Parent or provided by any other person to Parent under a confidentiality obligation.

                  (n) No Parent Intellectual Property or service of Parent is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Parent or may affect the validity, use or enforceability of such Parent Intellectual Property.

                  (o) None of the Parent Intellectual Property was developed by or on behalf of or using grants or any other subsidies of any governmental or public entity or authority.

         5.13 LITIGATION. Except as set forth on Section 5.13 of the Parent Disclosure Schedule, there is no, and to the Knowledge of Parent there exists no reasonable basis for, legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind (including without limitation a proceeding, suit, claim or action, or an investigation, review or audit, involving any Intellectual Property Rights), judgment, decree, decision, injunction, writ or order pending, noticed, scheduled or, to Knowledge of Parent, threatened or contemplated by or against or involving Parent or Merger Sub, their assets, properties or businesses or their directors, officers, governors, managers, partners, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity (including without limitation any Governmental Entity) (including without limitation claims of former stockholders of Parent relating to the purchase, ownership and sale of their equity securities in Parent), or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

         5.14 TAXES. Except as set forth in Section 5.14 of the Parent Disclosure Schedule: (A) Parent has duly and timely filed all tax and information reports, returns and related documents required to be filed by them with respect to the income-type, sales/use-type and employment-related taxes of the United States, foreign jurisdictions and Governmental Entities, and other jurisdictions, (B) Parent has duly and timely filed all other Tax Returns, including without limitation all returns and reports of Taxes; and (C) Parent has duly paid, or made adequate provision for the due and timely payment of, all such Taxes, including without limitation interest, penalties, assessments and deficiencies, due or claimed to be due from them by any such Governmental Entities; and the reserves for all of such Taxes reflected in the Parent Latest Balance Sheet are adequate; and there are no liens for such Taxes upon any property or assets of Parent, other than Permitted Liens. There is no omission, deficiency, error, misstatement or misrepresentation, whether innocent, intentional or fraudulent, in any Tax Return filed by Parent for any period. Except as set forth on Section 5.14 of the Parent Disclosure Schedule: (AA) the income tax returns of Parent have been subject to no office or field audit by the Internal Revenue Service or other Governmental Entities; (BB) all deficiencies and assessments resulting from office or field audits of the Tax Returns of Parent has been paid; (CC) there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return for any period and there are no pending or threatened audits relating to Taxes for any periods; and (DD) Parent (i) is not (and never has been) a party to any tax sharing agreement; (ii) is not (and never has been) a member of a consolidated group within the meaning of Treasury Regulation section 1.1502-6;
(iii) is not (and never has been) a "consenting corporation" under section 341(f) of the Code; (iv) has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense pursuant to section 280G of the Code or an excise tax to the recipient of such payment pursuant to section 4999 of the Code; and (v) has not agreed, nor is it required to make, any adjustment under Code section 481(a) by reason of a change in accounting method or otherwise. Each jurisdiction in which Parent has filed a Tax Return in the last three years, or was required by Applicable Law to file a tax return, is set forth in Section 5.14 of the Parent Disclosure Schedule.

         5.15 INSURANCE. Section 5.15 of the Parent Disclosure Schedule contains an accurate and complete list of all policies of fire and other casualty, general liability, theft, life, workers' compensation, health, directors and officers, business interruption and other forms of insurance owned or held by Parent, specifying the insurer, the policy number and the term of the coverage. All present policies are in full force and effect and all premiums with respect thereto have been paid. Parent has not been denied any form of insurance and no policy of insurance has been revoked or rescinded during the past 12 months, except as described in Section 5.15 of the Parent Disclosure Schedule.

         5.16 BENEFIT PLANS.

                  (a) PLANS AND MATERIAL DOCUMENTS. Section 5.16(a) of the Parent Disclosure Schedule lists (i) each employee benefit plan, program, arrangement and agreement including, without limitation, any employee benefit plan as defined in Section 3(3) of ERISA, and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, employment, termination, severance and other benefit plans, programs, arrangements or agreements, to which Parent is a party, with respect to which Parent has any obligation or which are maintained, contributed to or sponsored by Parent for the benefit of any current or former employee, officer or director of Parent and (ii) each Plan for which Parent could incur liability. Each such Plan is in writing/ Except as disclosed on Section 5.16(a) of the Parent Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements to which Parent is a party, with respect to which Parent has any obligations or which are maintained, contributed or sponsored by Parent for the benefit of any current or former employee, officer or director of Parent.

                  (b) ABSENCE OF CERTAIN TYPES OF PLANS. Except as set forth in
                  Section 5.16(b) of the Parent Disclosure Schedule, with respect to the Plans referenced in Section 5.16(a) hereof, none of such Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any Person, or (ii) obligates Parent to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement. None of such Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of Parent.

                  (c) COMPLIANCE WITH APPLICABLE LAW. Except as set forth in
                  Section 5.16(c) of the Parent Disclosure Schedule, with respect to the Plans referenced in Section 5.16(a) hereof, no event has occurred and there exists no condition or set of circumstances in connection with which Parent could be subject to any liability under the terms of such Plan, ERISA, the Code or any other Applicable Law except as would not result in a Material Adverse Effect. Neither Parent nor any of its subsidiaries has any actual or contingent liability under Title IV or ERISA except as would not result in a Material Adverse Effect. To the Knowledge of Parent, no legal action, suit or claim is pending or threatened with respect to any such Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, suit or claims.

                  (d) QUALIFICATION OF CERTAIN PLANS. Except as would not have a Material Adverse Effect on Parent, each Plan referenced in
                  Section 5.16(a) hereof which is intended to be qualified under
                  Section 401(a) or Section 401(k) of the Code has received a favorable determination from the IRS that it is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under
                  Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

         5.17 BANK ACCOUNTS; POWERS OF ATTORNEY. Section 5.17 of the Parent Disclosure Schedule sets forth: (i) the names of all financial institutions, investment banking and brokerage houses, and other similar institutions at which Parent maintains accounts, deposits, safe deposit boxes of any nature, and the names of all persons authorized to draw thereon or make withdrawals therefrom; and (ii) the names of all persons or entities holding general or special powers of attorney from Parent and a summary of the terms thereof.

         5.18 CONTRACTS AND COMMITMENTS; NO DEFAULT.

                  (a) Except as set forth on Section 5.18 of the Parent Disclosure Schedule, Parent:

                           (i) does not have any written or oral contract, lease (real or personal property), commitment, agreement, or arrangement with any person which (a) requires payments individually in excess of $25,000 annually or in excess of $100,000 over its term (including periods covered by any option to extend or renew by either party) and (b) is not terminable on thirty
                           (30) days' or less notice without cost or other liability at any time after the date hereof;

                           (ii) does not pay any person or entity cash remuneration at the annual rate (including guaranteed bonuses) of more than $100,000 for services rendered;

                           (iii) is not restricted by agreement from carrying on its businesses or any part thereof anywhere in the world or from competing in any line of business with any person or entity or in the use of any of its assets;

                           (iv) is not subject to any obligation or requirement to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person or entity;

                           (v) is not a party to any agreement, contract, commitment or loan to which any of its directors, officers or stockholders or any "affiliate" or "associate" (as defined in Rule 405 as promulgated under the Securities Act ) (or former affiliate or associate) thereof is a party;

                           (vi) is not subject to any outstanding sales or purchase contracts, commitments or proposals which will result in any loss upon completion or performance thereof after allowance for direct distribution expenses, nor are there any outstanding contracts, bids, sales or service proposals quoting prices which are not reasonably expected to result in a normal profit;

                           (vii) is not a party to any purchase or sale contract or agreement (including "take or pay" or exclusive supply agreements) that calls for aggregate purchases or sales in excess over the course of such contract or agreement of $25,000 or which continues for a period of more than twelve (12) months (including periods covered by any option to renew or extend by either party) which is not terminable on thirty (30) days' or less notice without cost or other liability at or any time after the Closing;

                           (viii) is not subject to any contract, commitment, agreement or arrangement with any "disqualified individual" (as defined in Section 280G(c) of the Code) which contains any severance or termination pay liabilities which would result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) under
                           Section 280G of the Code;

                           (ix) has no outstanding contracts with officers, employees, consultants, advisors, sales representatives, manufacturer's representative, distributors or dealers that are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium or any agreement or arrangement providing for the payment of any bonus or commission based upon sales or earnings;

                           (x) is not a party to any capitalized lease; or

                           (xi) is not a party to any federal supply schedule contract or other contract with any federal, state or local governments.

         Except as set forth on Section 5.18 of the Parent Disclosure Schedule:
(A) all such items are valid and binding on Parent and, to the Knowledge of Parent, the other parties thereto; (B) Parent is not in material breach, violation or default, however defined, in the performance of any of its obligations thereunder and (C) to the Knowledge of Parent, no other parties thereto are in breach, violation or default, however defined, thereunder or thereof.

         5.19 INTENTIONALLY OMITTED.

         5.20 LABOR MATTERS. Except as set forth in Section 5.20 of the Parent Disclosure Schedule, (i) Parent is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent and to the best Knowledge of Parent, there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect Parent; (ii) there are no controversies, strikes, slowdowns or work stoppages pending or, to the best Knowledge of Parent, threatened between Parent and any of its employees, (iii) Parent has not breached or otherwise failed to comply with the provisions of any collective bargaining or union contract and there are no grievances outstanding against Parent under any such agreement or contract which could have a Material Adverse Effect; (iv) there are no complaints, charges, claims, actions, suits or proceedings pending or threatened against Parent before the National Labor Relations Board, the Equal Opportunity Commission or any other Governmental

Authority relating to employees or employment practice; (v) Parent is currently in compliance with all Applicable Laws relating to the employment practice of labor, including those related to wages, hours, collective bargaining, discrimination in employment practice and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority; (vi) Parent has paid in full to all employees or adequately accrued for in accordance with GAAP, all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; and (vii) there is no claim with respect to the payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any governmental authority with respect to any persons currently or formerly employed by Parent;

         5.21 PERMITS AND OTHER OPERATING RIGHTS. Except as set forth on Section
5.21 of the Parent Disclosure Schedule, Parent possesses all materials permits and other authorizations from all Governmental Entities presently required or necessary to permit it to operate its businesses in the manner in which it presently is conducted.

         5.22 COMPLIANCE WITH LAW. Except as set forth on Section 5.22 of the Parent Disclosure Schedule, and without limiting the scope of any other representations or warranties contained in this Agreement, the assets, properties, businesses and operations of Parent are in compliance in all material aspects with all Applicable Laws.

         5.23 INTENTIONALLY OMITTED.

         5.24 INTENTIONALLY OMITTED.

         5.25 HAZARDOUS SUBSTANCES AND HAZARDOUS WASTES. To the knowledge of Parent or except as would not have a Material Adverse Effect on Parent: (i) Parent is in compliance with, and for the past three years have been in compliance with, all applicable Environmental and Occupational Safety and Health Laws with respect to the Parent Real Property Assets; (ii) Environmentally Regulated Materials have not been generated, used, treated, handled or stored on, transported to or from, or released on any of the Parent Real Property Assets or any property adjoining any of the Parent Real Property Assets, by Parent or any other Person; (iii) there is no asbestos or asbestos-containing material on any of the Parent Real Property Assets; and (iv) none of the Parent Real Property Assets is listed or proposed for listing, or adjoins any other property that is listed or proposed for listing, on the National Priorities List, the Comprehensive Environmental Response Compensation and Liability Act of 1980 (as amended) or an any analogous federal, state or local list.

         5.26 BROKERS. Neither Parent, Merger Sub nor any of their directors, officers or employees have employed any broker, finder or financial advisor, or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated by this Agreement, nor is there any basis known to Parent or Merger Sub for any such fee or commission to be claimed by any person or entity.

         5.27 TRANSACTIONS WITH CERTAIN PERSONS. Except as set forth on Section
5.27 of the Parent Disclosure Schedule, during the past 12 months, Parent has not, directly or indirectly, purchased, leased or otherwise acquired any property or obtained any services from, or sold, leased or otherwise disposed of any property or furnished any services to, or otherwise dealt with, in the ordinary course of business or otherwise, any stockholder of Parent (except with respect to compensation in the ordinary course of business for services rendered as a director, officer or employee of Parent). Except as set forth on Section
5.27 of the Parent Disclosure Schedule, Parent does not owe any amount to, or have any agreement or contract with or commitment to, any of its stockholders, directors, officers, employees or consultants or any Affiliate thereof (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and none of such persons owes any amount to Parent or has the right to borrow from Parent.

         5.28 PARENT CAPITAL STOCK. Parent has a sufficient number of authorized and unissued shares of Parent Common Stock and Parent Preferred Stock reserved for issuance to complete the transactions contemplated by this Agreement. The Parent Common Stock and Parent Preferred Stock which constitute the Merger Consideration have been duly authorized, and upon consummation of the transactions contemplated by this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any Encumbrances and, assuming the accuracy of the Company's representation made in Section 4.31 and assuming compliance by the Company with the provisions of Section 6.7(b), will be issued in compliance with all Applicable Laws.

         5.29 SEC DOCUMENTS; PARENT FINANCIAL STATEMENTS. Parent has made available to the Company via EDGAR a true and complete copy of each annual, quarterly and other report, (without exhibits) and definitive information statement required to be filed by Parent with the SEC since August 31, 2000 (the "PARENT SEC DOCUMENTS"). As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the Securities and Exchange Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained on their filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. The financial statements of Parent included in the Parent SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted under Form 10-QSB under the Exchange Act) and fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated (subject to, in the case of unaudited statements, to normal and recurring year-end audit adjustments). The Company's annual report on form 10-KSB for the fiscal year ended August 31, 2000, the Company's quarterly report on form 10-QSB for the quarter ended February 28, 2001 and the Company's information statement on Schedule 14(c) dated April 26, 2001 are attached here to as Exhibits 5.29(a), 5.29(b) and 5.29(c), respectively.

         5.30 ACCURACY OF INFORMATION. No representation or warranty by Parent in this Agreement contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading as of the date of this Agreement. The representations or warranties contained herein shall not be affected or deemed waived by reason of the fact that the Company or its employees or representatives knew or should have known that any such representation or warranty is or might be inaccurate, incomplete or incorrect.

         5.31 MERGER OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained herein shall merge upon the Closing and shall not survive the Closing.

                                   ARTICLE 6.
                       ADDITIONAL AGREEMENTS AND COVENANTS

         6.1 PUBLIC ANNOUNCEMENTS. Unless otherwise required by Applicable Law, no party shall disclose to any Person any of the specific terms, conditions or other facts with respect to this Agreement or the transactions contemplated hereby, including the status thereof, without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld.

         6.2 CONFIDENTIALITY. Each of the parties to this Agreement agrees that it will not use, or permit the use of, any of the information relating to any other party furnished to it in connection with the transactions contemplated by this Agreement ("INFORMATION") in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and that they will not disclose, divulge, provide or make accessible (collectively, "DISCLOSURE"), or permit the Disclosure of, any of the Information to any person or entity, other than their responsible directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such party's regular counsel, by other requirements of Applicable Laws; provided, however, that prior to any Disclosure of any Information permitted under this Agreement, the disclosing party will first use reasonable commercial efforts to obtain the recipients' undertaking to comply with the provisions of this subsection with respect to such information. The term "INFORMATION" as used in this Agreement will not include any information relating to a party which the party disclosing such information can show: (i) to have been in its possession in a nonconfidential capacity prior to its receipt from the other party; (ii) to be now or to later become generally available to the public through no fault of the disclosing party; (iii) to have been available to the public at the time of its receipt by the disclosing party; (iv) to have been received separately by the disclosing party in, to the disclosing party's knowledge, an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing party without regard to any information received in connection with this transaction. Each party to this Agreement also agrees to use all reasonable efforts to destroy or promptly return to the party from whom originally received all original and duplicate copies of written materials containing Information should the transactions contemplated by this Agreement not occur. A party will be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information. It is acknowledged by all parties that as part of Parent's due diligence, Parent's employees and agents will contact and inquire of Company's customers and others having business dealings with the Company, and such contacts and inquiries shall not constitute a breach of this Section 6.2. It is acknowledged by all parties that as part of Company's due diligence, Company's employees and agents will, with the prior consent of Parent which consent shall not be unreasonably withheld and upon such reasonable terms as are requested by Parent, contact and inquire of customers of Knowledge Mechanics, Inc., a wholly owned subsidiary of Parent ("KMI") and others having business dealings with KMI, and such contacts and inquiries shall not constitute a breach of this Section 6.2.

         6.3 FURTHER ASSURANCES.

                  (a) Each party will, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement.

                  (b) To the extent reasonably requested by Parent, the Company will cooperate with Parent to promptly develop plans for the management of the Surviving Corporation, including without limitation plans relating to productivity, marketing, operations and improvements, and the Company, and the other parties hereto will further cooperate with Parent to provide for the implementation of such plans as soon as practicable after the Effective Date. Subject to Applicable Law, the Company and the other parties hereto will confer on a regular and reasonable basis with one or more representatives of Parent to report on material operational matters and the general status of ongoing operations.

         6.4 CONDUCT OF BUSINESS OF PARENT AND THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of the Company and Parent agrees, except to the extent that the other party shall otherwise consent in writing, to carry on the its business as such business is conducted as of the date hereof and to pay its debts and Taxes when due (unless contested in good faith) and to pay or perform other obligations when; provided, however, that Parent may (i) settle a dispute with a third party involving rights to the name "XBOX" on such terms and conditions as it determines appropriate in its sole discretion, which such terms and conditions may include Parent being required to change its name and relinquish all rights to trademarks, tradenames and other intellectual property which make use of the name "XBOX" and (ii) sell, or agree to sell, the assets used in its FullMetrics operations. Subject to the foregoing clauses (i) and (ii), Parent agrees from the date of this Agreement to the Termination Date to use its commercially reasonable best efforts consistent with past practice and policies to preserve intact Parent's relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, with the goal of preserving unimpaired Parent's goodwill and ongoing businesses. Each of Parent and the Company shall promptly notify the other of any material event involving such party. Without limiting the generality of the foregoing, the Company shall not during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Parent:

                  (a) enter into any commitment, activity, or transaction (including making any expenditure or entering into any commitment to make any capital expenditure) exceeding $1,000;

                  (b) (i) sell, license or transfer to any person or entity any rights to any Company Intellectual Property or enter into any agreement with respect to any Company Intellectual Property with any person or entity or with respect to any Intellectual Property of any person or entity, (ii) buy or license from any third party any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity, (iii) enter into any agreement with respect to the development of any Intellectual Property with a third party, or (iv) change pricing or royalties charged by the Company to its customers or licensees, or the pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

                  (c) enter into or amend any contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

                  (d) amend or otherwise modify (or agree to do so), or violate the terms of, any of the contracts described in Section 4.18;

                  (e) commence or settle any litigation;

                  (f) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock of the Company, or split, combine or reclassify any capital stock of the Company, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company (or options, warrants or other rights exercisable therefor), except pursuant to the exercise of Company Options;

                  (g) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of capital stock of the Company or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, except for the issuance of shares of capital stock of the Company upon the exercise of Company Options;

                  (h) cause or permit any amendments to its certificate of incorporation or bylaws;

                  (i) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business, or otherwise acquire or agree to acquire any equity securities of any business;

                  (j) sell, lease, license or otherwise dispose of any of its properties or assets;

                  (k) incur any indebtedness or guarantee any indebtedness for borrowed money or issue or sell any debt securities or guarantee any debt securities of others;

                  (l) grant any loans to others, purchase debt securities of others or amend the terms of any outstanding loan agreement;

                  (m) except as set forth in Section 6.4(m) of the Disclosure Schedule, grant any severance or termination pay (in cash or otherwise) to any director, officer or employee, adopt any new severance plan, or amend, modify or alter in any manner any severance plan, agreement or arrangement existing on the date of this Agreement;

                  (n) adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay (whether equity-based, in cash or any other form of benefit) any special bonus or special remuneration to any director, officer or employee, or increase the salaries, wage rates or other compensation of its employees except pursuant to standard written agreements or policies in place on the date hereof, which are set forth on Section 4.16(a) of the Disclosure Schedule;

                  (o) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                  (p) pay, discharge or satisfy, in an amount in excess of $1,000, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Latest Balance Sheet and liabilities incurred after the date of the Latest Balance Sheet in the ordinary course of business ;

                  (q) make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (r) enter into any strategic alliance or joint marketing arrangement or agreement;

                  (s) take any action to accelerate the vesting schedule of any Company Options or amend, modify or waive any term or provision of any stock restriction or repurchase agreement to which the Company is party;

                  (t) hire or terminate any employees except as permitted by
                  Section 6.15;

                  (u) make any purchases, or enter into any contract to purchase, any inventory; or

                  (v) take, or agree in writing or otherwise to take, any of the actions described in Sections 6.4(a)-(u), or any other action that would (x) prevent the Company from performing or cause the Company not to perform their respective covenants hereunder or (y) cause or result in any of their respective representations and warranties contained herein being untrue or incorrect.

         6.5 NO SOLICITATION. Until the earlier of (i) the Effective Time or
(ii) the date of termination of this Agreement pursuant to the provisions of
Section 8.1 hereof, neither the Company nor any of the Company's officers, directors, employees, stockholders, agents, representatives or Affiliates, directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, encourage, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all or any part of the Company's business, technologies, or shares of capital stock of the Company, whether by merger, purchase of assets, tender offer, license or otherwise (an "ACQUISITION PROPOSAL"), or effect any such transaction, (b) disclose any information not customarily disclosed to any person concerning the Company's business, technologies or properties, or afford to any person or entity access to its properties, technologies, books or records, not customarily afforded such access, (c) assist or cooperate with any person in connection with an Acquisition Proposal, or (d) enter into any agreement with any person relating to an Acquisition Proposal. In the event that the Company or any Affiliate of the Company shall receive, prior to the Effective Time or the termination of this Agreement, any Acquisition Proposal, directly or indirectly, of the type referenced in clause (a) or (c) above, or any request for disclosure or access of the type referenced in clause (b) above, the Company shall notify Parent thereof within forty-eight (48) hours, including information as to the identity of the offeror or the party making any such Acquisition Proposal and the material terms of such Acquisition Proposal, as the case may be. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 6.5 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 6.5 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity.

         6.6 INTENTIONALLY OMITTED.

         6.7 STOCKHOLDER APPROVAL.

                  (a) Within two (2) business days after receipt from Parent of the Information Statement, the Company shall take all lawful action to promptly solicit an action by written consent in lieu of a meeting of the stockholders of the Company for the purpose of approving the Merger, this Agreement and the transactions contemplated thereby and hereby.

                  (b) On the date of this Agreement, the Company, or Parent at Company's direction, shall distribute to Company Stockholders an Information Statement (the "INFORMATION STATEMENT"). The Information Statement shall be subject to review and reasonable approval by the Company and shall include or have attached (i) a copy of the Parent's annual report on form 10-KSB for the fiscal year ended August 31, 2000, (ii) copies of the Parent's quarterly reports on form 10-QSB for the quarterly periods ending November 30, 2000 and February 28, 2001, (iii) the Parent's Information Statement on Schedule 14(c) dated April 26, 2001 and (iv) such other information regarding the Company as reasonably requested by Parent and that is required to be furnished to non-accredited investors pursuant to the requirements of Rule 506 of the Securities Act, (v) the terms of the Merger and this Agreement and the recommendation of the board of directors of the Company in favor of the Merger and this Agreement and the transactions contemplated hereby and (vi) such other information as is required by Applicable Laws, including without limitation information regarding each stockholder's right to appraisal of their shares of capital stock of the Company in compliance with Section 262 of the DGCL. In addition, the Company shall provide to Parent all other information concerning the Company as may be reasonably requested by Parent in connection with the preparation of the Information Statement. After the Information Statement has been distributed, the Company shall use its commercially reasonable best efforts to obtain the written consent of as many of the Company Stockholders as possible prior to the Termination Date.

                  (c) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Information Statement will, at the date the same is mailed to the stockholders of the Company and at the time consents from its stockholders to approve this Agreement are obtained, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Date any event relating to the Company or any of its Affiliates, officers or directors should be discovered by the Company which is required to be set forth in a supplement to the Information Statement, the Company shall promptly inform Parent. Notwithstanding the foregoing, Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub.

                  (d) None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Information Statement will, at the date the same is mailed to the Stockholders of the Company and at the time consents from the Company's stockholders to approve this Agreement are obtained, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Date any event relating to Parent or any of its Affiliates, officers or directors should be discovered by Parent which is required to be set forth in a supplement to the Information Statement, Parent shall promptly inform the Company. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to any information supplied by the Company.

         6.8 RESTRICTIONS ON TRANSFER. All certificates representing Parent Common Stock and Parent Preferred Stock deliverable in accordance with the provisions of this Agreement to any stockholder of the Company pursuant to this Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor (including any shares issued or issuable in respect of any such shares upon any stock split, stock dividend, recapitalization, or similar event) shall bear a legend evidencing (i) the fact that such shares have not been registered under the Securities Act or the securities laws of any state and (ii) the shares are subject to the provisions of Section 6.13.

         6.9 ACCESS TO INFORMATION. Subject to restrictions imposed by Applicable Laws, each of the Company and Parent shall afford to the other and their respective accountants, counsel and other representatives reasonable access during the period prior to the Effective Time to (i) all of such party's properties, books, contracts, commitments and records, which such obligation on the part of the Company shall include providing Parent with access to its source code and (ii) all other information concerning the business, properties and personnel of the Company or Parent as the other party may reasonably request. The Company shall afford Parent access to all employees of the Company as identified by Parent. No information or knowledge obtained in any investigation pursuant to this Section 6.9 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof.

         6.10 REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement. In furtherance, and not in limitation of the foregoing, it is the intent of the parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert their reasonable commercial efforts to that end, including without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

         6.11 NOTIFICATION OF CERTAIN MATTERS. Parent and the Company shall give prompt notice to the other of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, and (ii) any failure of such party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.11 shall not (a) limit or otherwise affect any remedies available to the party receiving such notice or (b) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by Parent or the Company pursuant to this 6.11, however, shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

         6.12 INTENTIONALLY OMITTED.

         6.13 REGISTRATION RIGHTS AND RESTRICTIONS ON TRANSFER. Any stockholder of the Company who, after the Effective Date and pursuant to this Agreement, becomes a holder of certificates representing Parent Common Stock and Preferred Common Stock deliverable in accordance with the provisions of this Agreement and in connection with the Merger, shall be (i) entitled to the registration rights with respect to such Parent Common Stock and (ii) subject to the "standstill" provisions with respect to such Parent Common Stock and Preferred Common stock, all as more fully described on EXHIBIT 6.13 hereto.

         6.14 INTENTIONALLY OMITTED.

         6.15 EMPLOYEES. Prior to the Effective Time, and upon Parent's prior approval, the Company shall terminate each employee of the Company except for those employees of the Company as identified by Parent to be offered employment with the Surviving Corporation after the Effective Date, which such employees shall consist of no fewer than six (6) and no more than nine (9) and shall be drawn from the following mix: up to three (3) engineers, up to two (2) salespersons, up to two (2) pre-sales persons and up to two (2) administrative personnel.

         6.16 INTENTIONALLY OMITTED.

         6.17 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

                  (a) For a period of six years from the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification or the liability of directors than are set forth in Articles IX and X of the Certificate of Incorporation of the Company, and such provisions shall not be amended repealed or otherwise modified in any manner that would affect adversely the rights thereunder of individuals who at the Effective Time were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by Law.

                  (b) After the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer, employee, fiduciary and agent of the Company and each Subsidiary (collectively, the "INDEMNIFIED PARTIES") against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee, fiduciary or agent, whether occurring before or after the Effective Time, for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation, the Surviving Corporation shall retain counsel to defend the Indemnified Parties against such claims, action, suit, proceeding or investigation and pay the fees and expense of such counsel and the Indemnified Parties shall cooperate in the defense of any such matter; provided, however, that in the event that any claim for indemnification is asserted or made within such six-year period, all rights to indemnification in respect of such claim shall continue until the disposition of such claim.

                  (c) The Surviving Corporation shall maintain in effect for six years from the Effective Time the current directors' and officers' liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not less favorable) with respect to matters occurring prior to the Effective Time.

                  (d) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 6.17.

         6.18 NOTIFICATION OF EARNOUT SHARES CALCULATION. Within fifteen (15) business days after the Revenue Determination Date, Parent shall mail to each holder of shares of Company Capital Stock outstanding on the Effective Date (other than Dissenting Stockholders) a statement showing (i) Actual Revenue and
(ii) the number of Units, if any, that are issuable to such holder as payment of the Total Earnout Consideration (as determined in accordance with the provisions of Sections 3.1 and 3.2(f)) and certificates representing the applicable number of shares of Parent Common Stock and Parent Preferred Stock included in such Units and payable to such holder; provided, however, that such notice or certificates shall not be sent until such holder has executed and delivered the letter of transmittal referred to in Section 3.2(a) (the date of such mailing the "EARNOUT PAYMENT DATE"). Parent shall cause its accountants to deliver a report to Parent setting forth the Actual Revenue (together with any calculations thereof) no later than January 31, 2001.

         6.19 USE OF PROCEEDS. For a period of twenty (20) months following the Effective Time, Parent agrees not to pay, directly or indirectly, any notes payable, loans, debts or advances owed to TECHinspirations, Inc. (Cayman), a Cayman Islands corporation ("TECH") by Parent or its subsidiaries as of the Effective Time (the "TECH DEBT") unless Parent would have working capital (i.e., current assets less current liabilities) of at least Three Million Dollars ($3,000,000) after giving effect to any payment of, or on account of, TECH Debt.

                                   ARTICLE 7.
                              CONDITIONS TO CLOSING

         7.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARENT AND MERGER SUB. Unless waived, in whole or in part, by Parent and Merger Sub in writing, the obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction prior to the Effective Time of each and all of the following conditions precedent:

                  (a) The representations and warranties made by the Company set forth in Article 4 shall, in all material respects, be correct and complete as of the Termination Date, as if made at and as of such time (without taking into account any disclosures by the Company or any other party hereto of discoveries, events or occurrences arising on or after the date hereof), except for changes permitted by this Agreement and except that any such representation or warranty made as of a specified date shall only need to have been true on and as of such date.

                  (b) The Company shall have performed in all material respects its covenants, agreements and obligations under this Agreement that are required to be performed by it at or prior to the Effective Time.

                  (c) There shall have occurred no Material Adverse Effect to the Company from the date hereof to the Termination Date.

                  (d) No administrative or judicial suit or proceeding shall be instituted or pending on or prior to the Termination Date in which it is sought (or, in the case of a threatened suit or proceeding, in which it is reasonable to conclude that it may be sought), by any Person, (i) to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit the consummation of the transactions contemplated hereby or by the Certificate of Merger or seeking to obtain material damages in connection with such transactions, (ii) to invalidate or render unenforceable any material provision of this Agreement or the Certificate of Merger or (iii) to take any other action otherwise relating to and materially adversely affecting the transactions contemplated hereby or by the Certificate of Merger.

                  (e) The Company shall have obtained Stockholder Approval.

                  (f) Parent shall have received letters of resignation, dated effective as of the Effective Time from the officers and directors of the Company.

                  (g) The Company shall have executed and delivered, or caused to be executed and delivered, the following items, and such items shall be reasonably satisfactory in form to Parent and Merger Sub:

                           (i) the Certificate of Merger, duly executed by the Company in the form required by Section 2.3;

                           (ii) a certificate of the Chief Operating Officer of the Company, dated as of the Effective Date, stating that the conditions set forth in subsections (a) and
                           (b) above have been satisfied;

                           (iii) the opinion of Shearman & Sterling substantially in the form attached hereto as EXHIBIT 7.1(G)(III);

                           (iv) the minute books, stock transfer records, corporate seal and other materials related to the corporate administration of the Company;

                           (v) a certificate of good standing of the Company from the Secretary of State of the State of Delaware;

                           (vi) a copy of each of (A) the resolutions adopted by the board of Directors the Company, authorizing the execution, delivery and performance of this Agreement and the Merger; (B) the bylaws of the Company; and
                           (C) if applicable, the minutes of the meeting of the stockholders of the Company at which this Agreement and the Certificate of Merger was approved; along with certificates executed on behalf of the Company by its corporate secretary certifying to Parent and Merger Sub that such copies are true, correct and complete copies of such resolutions and bylaws, respectively, and that such resolutions and bylaws were duly adopted and have not been amended or rescinded;

                           (vii) A properly executed statement (a "FIRPTA Compliance Certificate") in a form prepared by Parent and delivered to the Company at least two (2) days prior to the Closing for purposes of satisfying Parent's obligations under Treasury Regulation
                           Section 1.1445-2(c)(3);

                           (viii) Copies of invoices from each of Shearman & Sterling, PricewaterhouseCoopers and any other third party who assisted the Company in the negotiation and preparation of this Agreement, which such invoices shall include all amounts payable by the Company or the Surviving Corporation after the Effective Time for services rendered by such parties prior to the Effective Time; and

                           (ix) such other certificates, documents and instruments as Parent and Merger Sub may reasonably request to effect the transactions contemplated by this Agreement and the Certificate of Merger.

         7.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. Unless waived by the Company, in whole or in part, in writing, the obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction prior to the Effective Time of each and all of the following conditions precedent:

                  (a) The representations and warranties made by Parent and Merger Sub set forth in Article 5 shall be correct and complete in all material respects as of the Termination Date, as if made at and as of such time, except that any such representation or warranty made as of a specified date shall only need to have been true on and as of such date.

                  (b) Each of Parent and Merger Sub shall have performed in all material respects their respective covenants, agreements and obligations under this Agreement that are required to be performed at or prior to the Effective Time and Merger Sub shall have executed the Certificate of Merger.

                  (c) There shall have occurred no Material Adverse Effect to Parent from the date hereof to the Termination Date, it being specifically agreed that any consequences arising from any settlement of the dispute regarding the name "XBOX" referenced in Section 6.4 or the sale, or execution of an agreement pursuant to which Parent will sell, any or all of the assets used in the operations conducted under the FullMetrics name shall not be deemed to be a Material Adverse Effect.

                  (d) No administrative or judicial suit or proceeding shall be instituted or pending on or prior to the Termination Date in which it will be or is sought (or, in the case of a threatened suit or proceeding, in which it is reasonable to conclude that it will be sought), by any Person, (i) to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit the consummation of the transactions contemplated hereby or by the Certificate of Merger or seeking to obtain material damages in connection with such transactions, (ii) to invalidate or render unenforceable any material provision of this Agreement or the Certificate of Merger or (iii) to take any other action otherwise relating to and materially adversely affecting the transactions contemplated hereby or by the Certificate of Merger.

                  (e) TECH shall have delivered entered into an agreement with Parent and the Company, in form reasonably satisfactory to the Company, to be bound by the provisions of Section 6.13 (including the provisions of Exhibit 6.13) hereof.

                  (f) Parent shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware and such the Certificate of Designation shall be in full force and effect.

                  (g) The Company shall have obtained Stockholder Approval.

                  (h) Parent and Merger Sub shall have executed and delivered, or caused to be executed and delivered, the following items, and such items shall be reasonably satisfactory in form to the
                  Company:

                           (i) a certificate of an officer of Parent, dated as of the Effective Date, stating that the conditions set forth in subsections (a) and (b) above have been satisfied;

                           (ii) a copy of each of (A) the resolutions adopted by the board of directors each of Parent and Merger Sub, authorizing the execution, delivery and performance of this Agreement and the Merger and (B) the certificate of incorporation and bylaws of each of Parent and Merger Sub, along with a certificate executed on behalf of each of Parent and Merger Sub by its corporate secretary certifying to the Company and the its stockholders that such copies are true, correct and complete copies of such resolutions, certificate and bylaws and that such resolutions and bylaws were duly adopted and have not been amended or rescinded;

                           (iii) the opinion of Oppenheimer Wolff & Donnelly, LLP substantially in the form of EXHIBIT 7.2(H)(III) hereto;

                           (iv) a copy of a certificate of good standing for each of Parent and Merger Sub from the Secretary of State of the State Delaware, respectively;

                           (v) such other certificates, documents and instruments as the Company may reasonably request to effect the transactions contemplated by this Agreement and the Certificate of Merger; and

                           (vi) a letter from TECH providing that TECH will not cause the Company to violate the provisions of
                           Section 6.19.

                                   ARTICLE 8.
                                   TERMINATION

         8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, with the effects set forth in Section 8.2, as follows:

                  (a) by mutual written consent of Parent and Merger Sub, on the one hand, and the Company on the other;

                  (b) by Parent if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the Company in the representations, warranties and covenants set forth in this Agreement which has a Material Adverse Effect on the Company, provided, however, in no event shall Parent be obligated to consummate the transactions contemplated hereby unless and until the conditions set forth in Section 7.1(a) have been satisfied, regardless of whether the failure of such condition is attributable to a breach of a representation or warranty that does not have a Material Adverse Effect on the Company;

                  (c) by the Company if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of Parent or Merger Sub in the representations, warranties and covenants set forth in this Agreement which has a Material Adverse Effect on Parent, provided, however, in no event shall the Company be obligated to consummate the transactions contemplated hereby unless and until the conditions set forth in Section 7.2(a) have been satisfied, regardless of whether the failure of such condition is attributable to a breach of a representation or warranty that does not have a Material Adverse Effect on Parent;

                  (d) by (i) Parent and Merger Sub if the transactions contemplated by this Agreement and the Certificate of Merger have not been consummated by the Termination Date; provided, however, Parent and Merger Sub will not be entitled to terminate this Agreement pursuant to this Section 8.1(d) if Parent or Merger Sub's willful breach of this Agreement has prevented the consummation of the transactions contemplated by this Agreement and the Certificate of Merger;

                  (e) by the Company if the transactions contemplated by this Agreement and the Certificate of Merger have not been consummated by July 31, 2001; provided, however, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) if the Company's willful breach of this Agreement has prevented the consummation of the transactions contemplated by this Agreement and the Certificate of Merger;

                  (f) by (i) Parent and Merger Sub or (ii) the Company if any court of competent jurisdiction or any other governmental body has issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action has become final and nonappealable.

         8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall become void and there shall be no liability or further obligation hereunder on the part of Parent, Merger Sub and the Company, except that this Section 8.2 and Sections 6.1 (Public Announcements), 6.2 (Confidentiality) 9.1 (Expenses) and 9.7 (Governing
Law) shall survive indefinitely and except for liability arising from a willful breach of this Agreement.

                                   ARTICLE 9.
                                  MISCELLANEOUS

         9.1 EXPENSES. Each of the parties will bear its own respective costs, fees and expenses in connection with the negotiation (including without limitation such costs, fees and expenses related to negotiations of the April 16, 2001 letter of intent (the "LOI"),) preparation (including without limitation such costs, fees and expenses responding to due diligence requests and preparation of the Disclosure Schedule), execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including without limitation fees, commissions and expenses payable to brokers, finders, investment bankers, consultants, exchange or transfer agents, attorneys, accountants and other professionals, whether or not the transactions contemplated by this Agreement are consummated.

         9.2 AMENDMENT AND MODIFICATION. Subject to Applicable Law, this Agreement may be amended or modified by the parties at any time prior to the Closing with respect to any of the terms contained in this Agreement; provided, however, that all such amendments and modifications must be in writing duly executed by or on behalf of all of the parties.

         9.3 WAIVER OF COMPLIANCE; CONSENTS. Any failure of a party to comply with any obligation, covenant, agreement or condition in this Agreement may be expressly waived in writing by the party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy under this Agreement. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent will be given in writing in the same manner as for waivers of compliance.

         9.4 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement will entitle any person or entity (other than a party hereto or any Indemnified Party and their respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind; provided, however, that any stock or option holder of the Company immediately prior to the Effective Time who becomes a stockholder of Parent (or increases his, her or its stock holdings in Parent) pursuant to this Agreement is an intended third party beneficiary of this Agreement and shall be entitled to enforce the provisions of Section 3 of
Exhibit 6.13 against Parent.

         9.5 NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally, by Federal Express or by other overnight courier; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgment, if mailed, postage prepaid, by certified or registered United States mail, return receipt requested; or (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment and written confirmation of receipt exists:

    If to Parent or Merger Sub:            With a copy to:
    XBOX Technologies, Inc.                Oppenheimer Wolff & Donnelly LLP
    Comerica Bank Building                 Plaza VII, Suite 3300
    1800 N.W. Corporate Blvd.              45 South Seventh Street
    Suite 101                              Minneapolis, MN  55402
    Boca Raton, Florida 33431              Attn:  Thomas A. Letscher
    Attn:  Richard Cascio                  Fax:  (612) 607-7100
    Fax: (561) 372-0511

    or to such other person or address as Parent will furnish to the Company in writing in accordance with this Section 9.5.

    If to the Company                      With a copy to:
    YOUpowered, Inc.                       Shearman & Sterling
    1 Silicon Alley Plaza                  599 Lexington Avenue
    90 William Street, Suite 202           New York, NY  10022
    New York, NY 10038
    Attn: General Counsel cc: Chief        Attn:  Clare O'Brien
    Operations Officer                     Fax:   (212) 848-7179
    Fax:  (212) 324-1434

    or to such other person or address as the Company will furnish to Parent and Merger Sub in writing in accordance with this Section 9.5.

         9.6 ASSIGNMENT. This Agreement and all of the provisions of this Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties without the prior written consent of the other parties; provided, however, that Parent may assign this Agreement, in whole or in any part, and from time to time, to a wholly-owned, direct or indirect, Affiliate of Parent, if Parent remains bound hereby.

         9.7 GOVERNING LAW. This Agreement and the legal relations among the parties will be governed by and construed in accordance with the internal laws of the State of New York (without regard to the laws of conflict of any jurisdiction) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

         9.8 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         9.9 HEADINGS. The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience only and will not constitute a part of this Agreement.

         9.10 ENTIRE AGREEMENT. The Disclosure Schedule, Exhibit 3.1(a) (contingent consideration) and Exhibit 6.13 (registration rights and standstill provisions) are part of this Agreement and together with this Agreement, embody the entire agreement and understanding of the parties in respect of the transactions contemplated by this Agreement, and together they are referred to as "THIS AGREEMENT" or the "AGREEMENT." There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement (including without limitation the LOI, and all amendments and extensions thereof). Provisions of this Agreement will be interpreted to be valid and enforceable under Applicable Law to the extent that such interpretation does not materially alter this Agreement; provided, however, that if any such provision will become invalid or unenforceable under Applicable Law such provision will be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement will continue in full force and effect.

         9.11 INJUNCTIVE RELIEF. It is expressly agreed among the parties that monetary damages would be inadequate to compensate a party for any breach by any other party of its covenants and agreements in Sections 6.1 (Public Announcements), 6.2 (Confidentiality) and 6.5 (No Solicitation) of this Agreement. Accordingly, the parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the other and that, in addition to any other remedies which may be available, such party will be entitled to injunctive relief against the threatened breach of such subsections or the continuation of any such breach without the necessity of proving actual damages and may seek to specifically enforce the terms thereof. Each of Parent, Merger Sub and the Company further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by mail in the manner provided for in Section 9.5. Each of Parent, Merger Sub and the Company hereby expressly and irrevocably waives any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

         9.12 RULE OF CONSTRUCTION. The parties acknowledge and agree that each has negotiated and reviewed the terms of this Agreement, assisted by such legal and tax counsel as desired, and has contributed to its revisions. The parties further agree that the rule of construction that any ambiguities are resolved against the drafting party will be subordinated to the principle that the terms and provisions of this Agreement will be construed fairly as to all parties and not in favor of or against any party.

         9.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         IN WITNESS WHEREOF, Parent, Merger Sub and the Company, have caused this Agreement to be signed, all as of the date first written above.

XBOX TECHNOLOGIES INC.                         YOU ACQUISITION, INC.


By:   /s/ FRANK VAN LUTTIHUIZEN                By:  /s/ FRANK VAN LUTTIHUIZEN
    -------------------------------------          ---------------------------
Name:  Frank van Luttikhuizen                  Name: Frank van Luttikhuizen
Title:   Interim Chief Financial Officer       Title: Secretary/Treasurer



YOUPOWERED, INC.

By:   /s/ SAM KHICHI
    -------------------------------------
Name:  Sam Khichi
Title:  Chief Operating Officer